As filed with the Securities and Exchange Commission on February 3, 1999
                                                      Registration No. 333-20011

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                       EAGLE WIRELESS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

            TEXAS                      3669                    76-0494995
(State or other jurisdiction     (Primary Standard          (I.R.S. Employer
     of incorporation or     Industrial Classification    Identification Number)
        organization)               Code Number)

                                                         H. DEAN CUBLEY
        910 GEMINI AVENUE                     EAGLE WIRELESS INTERNATIONAL, INC.
    HOUSTON, TEXAS 77058-2704                          910 GEMINI AVENUE
          (281)280-0488                            HOUSTON, TEXAS 77058-2704
 (Address, and telephone number                          (281) 280-0488
 of principal executive offices)             (Name, address and telephone number
                                                    of agent for service)
                                   COPIES TO:
                               THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                              HOUSTON, TEXAS 77002
                              PHONE (713) 209-2911
                            FACSIMILE (713) 209-2921

                              ---------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
TITLE OF EACH CLASS OF                   AMOUNT       PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
   SECURITIES TO BE                      BEING         OFFERING PRICE           AGGREGATE            REGISTRATION FEE
      REGISTERED                       REGISTERED      PER SHARE(1)(2)     OFFERING PRICE(1)(2)
      ----------                       ----------      ---------------     --------------------      ----------------
Common Stock to be Resold (3)          5,308,334         $  .56                $ 2,972,667              $  892(4)
Class B Warrants to be Resold          5,033,334                (5)                       (5)                 (5)
Shares Underlying Class A Warrants     5,033,334         $ 4.00 (6)             20,133,336               6,040(4)
Shares Underlying Class B Warrants     5,033,334         $ 6.00 (6)             30,200,004               9,060(4)
Shares Underlying Class C Warrants     1,050,000         $ 2.00 (6)              2,100,000                 630(4)
Shares Underlying $5.00 Warrants        425,000          $ 5.00 (6)              2,125,000                 646(4)
TOTAL                                   _______              --                     --                  $     (4)
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This registration statement also covers any additional securities which may become issuable pursuant to anti-dilution provisions of the warrants.

(3)   The book value of the Common Stock, calculated pursuant to Rule 457(f).

(4)   Previously paid.

(5)   Fee paid as described in Rule 457 (g).

(6)   The exercise price of the warrants, calculated pursuant to Rule 457(g).

                           ---------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          ----------------------------

                      EAGLE WIRELESS INTERNATIONAL, INC.

                  RESALE OF 16,850,002 SHARES OF COMMON STOCK
                     RESALE OF 5,033,334 CLASS B WARRANTS

   This prospectus relates to the resale of 16,850,002 shares of company common stock, which are being sold by the selling stockholders. The shares of common stock to be resold include 5,308,334 shares currently issued and outstanding and up to 11,541,668 shares to be issued upon:

o the exercise of class A warrants outstanding to purchase an aggregate of 5,033,334 shares of common stock at $4.00 per share, which expire in August 2000,

o the exercise of class B warrants outstanding to purchase an aggregate of 5,033,334 shares of common stock at $6.00 per share, which expire in August 2000,

o the exercise of class C warrants outstanding to purchase an aggregate of 1,050,000 shares of common stock at $2.00 per share, which expire in August 2000, and

o the exercise of warrants to purchase 425,000 shares of common stock at $5.00 per share which expire in May 1999.

   This prospectus also relates to the resale of the class B warrants to purchase 5,033,334 shares of common stock. Shares offered by the selling stockholders may be sold by one or more of the following methods without limitation:

o  ordinary brokerage transactions in which a broker solicits purchases; and

o face to face transactions between the selling stockholders and purchasers without a broker-dealer.

   A current prospectus must be in effect at the time of the sale of the shares of common stock or the class B warrants. Each selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. The company will retain all proceeds from the exercise of the subject warrants, regardless of the number exercised. The gross proceeds (a maximum amount of approximately $54,558,340) will be used for working capital and general corporate purposes. The company will not receive any proceeds from the resale of common stock by the selling stockholders.

   As the resale of the shares of common stock and the class B warrants are being registered under the Securities Act of 1933, as amended, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of common stock for purposes of the Act with the result that they may be subject to certain statutory liabilities if the registration statement contains a material misstatement or omits to disclose a statement of material fact. The company has not agreed to indemnify any of the selling stockholders regarding such liability.

                             ----------------------

   THE COMPANY'S COMMON STOCK IS LISTED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "EGLW." THE CLASS B WARRANTS ARE LISTED UNDER THE SYMBOL "EGLWZ."


   THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THE SHARES OR WARRANTS ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.


   WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE COMPANY THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS THAT WE FILED WITH THE SEC. ACCORDINGLY, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROSPECTUS DOES NOT EXTEND TO YOU. THE INFORMATION IN THE PROSPECTUS SPEAKS ONLY AS OF THIS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

              The date of this prospectus is ________________, 1999

                              TABLE OF CONTENTS




                                                                           PAGE
                                                                           ----
    Prospectus Summary.......................................................1
    About Our Company........................................................1
    Key Facts................................................................1
      Summary Financial Information..........................................2
    Risk Factors.............................................................3
      Limited Operating History of the Company...............................3
      Capital Requirements...................................................3
      Limited Sources of Liquidity...........................................3
      Immediate Dilution; Disproportionate Risk of Loss......................4
      Dependence of Certain Customers........................................4
      Technology Change......................................................4
      Dependence on Key Personnel............................................4
      Lack of Patent Protection..............................................4
      Federal Regulation.....................................................5
      Competition............................................................5
      Lack of Cash Dividends.................................................5
      No Assurance of a Public Market; Possible Volatility of Stock Price....5
      Shares Eligible for Future Sale........................................5
      Penny Stock Regulation.................................................5
      Preferred Stock as a Possible Anti-takeover Device.....................6
    Use of Proceeds..........................................................6
    Dividend Policy..........................................................6
    Capitalization...........................................................6
    Management's Discussion and Analysis of Financial Condition
      and Results of Operations..............................................7
    Business.................................................................9
    Available Information...................................................15
    Management..............................................................16
    Executive Compensation..................................................17
    Principal Stockholders..................................................21
    Description of Capital Stock............................................22
    Shares Available for Future Sale........................................25
    Plan of Distribution and Selling Stockholders...........................25
    Legal Matters...........................................................45
    Experts.................................................................45
    Financial Statements....................................................F-1

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE SPECIFIC TERMS OF THE COMMON STOCK AND CLASS B WARRANTS WE ARE OFFERING, YOU SHOULD CAREFULLY READ THIS DOCUMENT. IT DESCRIBES THE COMPANY, ITS FINANCES AND PRODUCTS. FEDERAL AND STATE SECURITIES LAWS REQUIRE THAT WE INCLUDE IN THIS PROSPECTUS ALL THE IMPORTANT INFORMATION THAT INVESTORS WILL NEED TO MAKE AN INVESTMENT DECISION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS.

                                ABOUT OUR COMPANY

    We manufacture and supply worldwide wireless communications equipment and software for paging, wireless messaging, remote data acquisition and specialized mobile radio markets, and we provide radio frequency engineering consulting services. Our principal place of business is located at 910 Gemini Avenue, Houston, Texas 77058-2704 and our telephone number is (281) 280-0488.

                                    KEY FACTS

Common Stock Outstanding......................... 11,670,155 shares (1)(2)

Common Stock to be Resold........................  5,308,334 shares

Common Stock to be issued upon Exercise
  of the Subject Warrants........................ 11,541,668 shares (3)

Class B Warrants to be
Resold...........................................  5,033,334

Risk Factors..................................... You are urged to carefully review the factors set forth
                                                  in "Risk Factors."

Market for Company Securities.................... The common stock and class B warrants are
                                                  listed on the OTC
                                                  Bulletin Board. The
                                                  market for the common
                                                  stock and class B
                                                  warrants is limited,
                                                  sporadic and highly
                                                  volatile.
--------------

(1) Does not include 15,266,668 shares of common stock underlying outstanding warrants including: (a) class A warrants to purchase an aggregate of 5,033,334 shares of common stock at $4.00 per share, which expire in August 2000, (b) class B warrants to purchase an aggregate of 5,033,334 shares of common stock at $6.00 per share, which expire in August 2000, (c) warrants to purchase 1,050,000 shares of common stock at $.05 per shares which expire in May 1999, (d) warrants to purchase 1,375,000 shares of common stock at $.50 per share which expire in May 1999, (e) class C warrants to purchase 1,050,000 shares of common stock at $2.00 per share which expire in August 2000, (f) warrants to purchase 425,000 shares of common stock at $5.00 per share which expire in May 1999, and (g) warrants to purchase 1,300,000 shares of common stock pursuant to the Mega Holding Corporation contract. See"Description of Capital Stock" and "Business-Recent Developments."

(2) Does not include 83,875 shares underlying options issued pursuant to the company's stock option plan. (3) Consists of shares of common stock underlying the class A warrants, class B warrants, class C warrants and $5.00 warrants. See "Plan of Distribution and Selling Stockholders."

                          SUMMARY FINANCIAL INFORMATION

       The following table depicts the summarized financial operations of the company. The information is only a summary and does not provide all of the information contained in the actual financial statements, including the related notes, beginning at page F-1 and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                        FOR THE YEAR ENDED         FOR THE THREE
                                    -------------------------      MONTHS ENDED
                                      AUGUST 31,     AUGUST 31,     NOVEMBER 30,
                                         1998          1997            1998
   STATEMENT OF EARNINGS               AUDITED        AUDITED        UNAUDITED
                                    -----------     -----------     -----------
Net sales .....................     $ 4,827,434     $ 3,971,369     $   930,897
Cost of goods sold ............       1,964,954       1,549,004         420,101
Operating expenses ............       2,107,058       1,605,039         534,934
Earning before income tax .....         755,422         817,326         152,010
Net Earnings ..................         770,968         728,494          95,756

    BALANCE SHEET DATA
Working capital ...............     $ 6,812,622     $ 6,090,971     $ 6,916,488
Total assets ..................       8,550,443       7,379,898       8,660,205
Long-term debt, net ...........          14,803          18,952          22,020
Shareholders' equity ..........       7,516,168       6,592,388       7,611,924

                                  RISK FACTORS

    THE SHARES OF COMMON STOCK AND WARRANTS OFFERED BY THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK OF LOSS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS.


LIMITED OPERATING HISTORY OF THE COMPANY

    The company has a limited operating history and, accordingly, is subject to all the substantial risks inherent in the commencement of a new business enterprise. Additionally, the company has a limited business history that investors can analyze to aid them in making an informed judgement as to the merits of an investment in the company. Any investment in the company should be considered a high risk investment because the investor will be placing funds at risk in a company with unforeseen costs, expenses, competition and other problems to which relatively new ventures are often subject. The company's prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a business in a highly competitive industry characterized by rapid technological development. The company had net sales of $3,971,369 and net earnings of $728,494 for the fiscal year ended August 31, 1997; net sales of $4,827,434 and net earnings of $770,968 for the fiscal year ended August 31, 1998; and net sales of $930,897 and net earnings of $95,756 for the three-month period ended November 30, 1998. The company may incur losses in the future and there can be no assurance when or if the company will sustain long-term profitability.

CAPITAL REQUIREMENTS

    The company requires substantial capital to pursue its operating strategy. Since inception, the company has primarily funded its capital requirements through the private issuance for cash of shares of common stock and the class A warrants, class B warrants and class C warrants grossing approximately $6,537,415. For the fiscal year ended August 31, 1997, the company obtained $3,140,120 of cash provided by financing activities and used $2,191,780 of cash in operations. For the fiscal year ended August 31, 1998, the company obtained $45,596 of cash provided by financing activities and used $1,498,393 of cash in operations. For the period ended November 30, 1998, the company used $19,000 of cash in financing activities and used $513,000 in cash in operations. For the fiscal year ended August 31, 1997, the company had working capital of $6,090,971; for the fiscal year ended August 31, 1998, working capital of $6,812,622; for the three-month period ended November 30, 1998, working capital of $6,916,488.

LIMITED SOURCES OF LIQUIDITY

    During the three months ended November 30, 1998, the majority of the company's revenues originated from shipments for a two-way messaging system that the company is installing for Link-Two Communications in the Houston and Dallas metroplexes and from contract research and development services. The company believes that, through the implementation of a stringent cost reduction program, its working capital should be sufficient to fund operations through the end of the current fiscal year. Though negotiations are underway to obtain a line of credit for working capital and term financing for potential acquisitions, the company has not established a line of credit or other similar financing arrangements with any lenders. We cannot provide you any assurance that the company will be able to obtain any funding from any external sources on suitable terms, if at all. A decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration, inability to collect the company's receivable from Link-Two Communications and any new product introductions could shorten the period during which the current working capital may be expected to satisfy the company's capital requirements. There is no assurance that the company will generate sufficient cash in future periods to satisfy its capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IMMEDIATE DILUTION; DISPROPORTIONATE RISK OF LOSS

    Assuming an average exercise price of the subject warrants of $4.73 per share, purchasers will incur immediate and substantial dilution of $2.09 per share in the pro forma net tangible book value per share of their investment. In addition, assuming the exercise of all of the subject warrants, such purchasers will be contributing approximately 90% of the total capital consideration to the company, but will receive only approximately 50% of the shares outstanding. Accordingly, in the aggregate, purchasers exercising the subject warrants will bear a greater risk of loss than the current stockholders.

DEPENDENCE ON A CERTAIN CUSTOMERS

    The company's largest customer, Link-Two, accounted for approximately 60% of the company's revenue during the fiscal year ended August 31, 1998. Link-Two provided revenues of $550,937 at November 30, 1998, approximately 59% of the gross revenues at November 30, 1998. Certain principal stockholders (or affiliates thereof) of the company, including James Futer, executive vice president, director and chief operating officer, and A.L. Clifford, a director of the company, are also principal stockholders of Link-Two. Mr. Clifford is also the chairman and chief executive officer of Link-Two and Dr. Cubley is a director of Link-Two. An additional customer, Compaq Computer Corporation, represented approximately 12% of the company's revenues for the fiscal year ended August 31, 1998. At November 30, 1998, Compaq provided revenues of $249,616 which represented 27% of gross revenues. Many of the company's customers contract with the company on a purchase order basis, which may result in fluctuations of revenue during various periods. The sudden loss of a significant customer could have material adverse effect on the company's business. See "Business-Customers" and "Management-Certain Transactions."

TECHNOLOGY CHANGE

    The design, development and manufacturing of personal communication systems ("PCS") and specialized mobile radio ("SMR") products is highly competitive and characterized by rapid technology changes. The company competes with other existing products and may compete against other development technology. Development by others of new or improved products or technologies may make the company's products obsolete or less competitive. While management believes that the company's products are based on established state-of-the-art technology, there can be no assurance that they will not be obsolete in the near future or that the company will be able to develop a commercial market for its products in response to future technology advances and developments. See "Business- Research and Development."

DEPENDENCE ON KEY PERSONNEL

    The success of the company is dependent upon, among other things, the services of H. Dean Cubley, president and chief executive officer and James Futer, executive vice-president and chief operating officer. The loss of the services of Dr. Cubley or Mr. Futer, for any reason, could have a material adverse effect on the prospects of the company. The company has not entered into employment agreements with Dr. Cubley and Mr. Futer but does maintain $2.5 million of key-man life insurance on Dr. Cubley. The company has enlisted experienced personnel in several key positions; however, we cannot provide you any assurance that the company will be able to continue to attract and retain qualified employees to implement its business plan. See "Management."

LACK OF PATENT PROTECTION

    The company's success depends upon its proprietary technologies. The company relies on non-disclosure agreements with employees, and common law remedies with respect to its proprietary technology. The company has not completed filing for or obtained patents on its key technology, and there can be no assurance that the patents will be issued if applied for in the future. We cannot provide you any assurance that others will not misappropriate the company's proprietary technologies or develop competitive technologies or products that could adversely affect the company. In addition, although the company is not aware of any infringement claims against it or any circumstances which could lead to such claims, we cannot provide you any assurance that such a claim could not be made which could adversely affect the company. See "Business-Proprietary Information."

FEDERAL REGULATION

    The paging and PCS industry is heavily regulated. Although compliance with such laws and regulations historically has not had a material adverse effect on the company's competitive position, operations or financial condition or required material capital expenditures, there is no assurance that the implementation of new or amended laws or regulations in the future would not have such an effect or require such expenditures. See "Business Regulation."

COMPETITION

    The wireless personal communications industry includes equipment manufacturers that serve many of the same customers served by the company. Substantially all of the company's competitors have significantly greater resources, including financial, technical and marketing, than the company, and we cannot provide you any assurance that the company will be able to compete successfully in the future. See "Business-Competition."

LACK OF CASH DIVIDENDS

    To date, the company has not paid any cash dividends, and it is not anticipated that any cash dividends will be paid to stockholders in the foreseeable future. See "Dividend Policy."

NO ASSURANCE OF A PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    There is a limited, sporadic and highly volatile public trading market for the company's common stock and there is no assurance that any public market will continue in the future. In the event that any market continues for the company securities, the market price of the common stock may experience fluctuations that are unrelated to the operating performance of, or announcement concerning, the company. Securities of issuers having relatively limited capitalization or securities recently issued in a public offering, such as the company, are particularly susceptible to change based on short-term trading strategies of certain investors. See "Plan of Distribution and Selling Stockholders."

SHARES ELIGIBLE FOR FUTURE SALE

    As of the date of this prospectus, a total of 11,670,155 shares of common stock were outstanding. The resale of the 5,308,334 shares of common stock offered hereby, along with the resale of the 11,541,668 shares of common stock issuable upon the exercise of the subject warrants, will be eligible for immediate resale in the public market. In addition, 2,425,000 shares of common stock will be issuable upon exercise of the other outstanding warrants, although those shares will be subject to the resale provisions of Rule 144 under the Act. The remaining 6,361,821 shares of common stock outstanding will be subject to resale pursuant to the provisions of Rule 144. In addition, the company has agreed to register 1,300,000 shares of common stock underlying warrants to be issued to Mega Holding Corp. See "Business-Recent Developments." Sales of common stock in the public market may have an adverse effect on prevailing market prices for the common stock. See "Shares Eligible for Future Sale."

PENNY STOCK REGULATION

    The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in company securities may find it difficult to sell their securities, if at all.

PREFERRED STOCK AS A POSSIBLE ANTI-TAKEOVER DEVICE

    The Board of Directors of the company has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the company's common stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the company in a transaction not approved by the Board of Directors. The Board of Directors of the company also has authority to issue up to 100,000,000 shares of common stock. See "Description of Capital Stock."


                               USE OF PROCEEDS

    Assuming exercise of all the subject warrants, the company will receive aggregate gross proceeds of approximately $54,558,340, prior to deducting estimated offering expenses of approximately $125,000. Other than a 3% solicitation fee the company may pay to soliciting brokers, the company will use these proceeds for working capital and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the subject warrants to exercise such securities, there can be no assurance that any of the subject warrants will be exercised. The company will receive no proceeds from the resale of shares of common stock by the selling stockholders.


                               DIVIDEND POLICY

    It is the present policy of the company not to pay cash dividends and to retain future earnings to support the company's growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available therefor, the company's earnings, financial condition, capital requirements and other factors that the Board of Directors may deem relevant. The company does not anticipate paying any cash dividends in the foreseeable future.


                                CAPITALIZATION

    The following table sets forth the unaudited capitalization of the company as of November 30, 1998. This table should be read in conjunction with the company's financial statements and notes thereto that are included elsewhere in this prospectus.

Long-term debt, net..........................   $ 22,020

Stockholder's Equity:
     Preferred Stock, par value $.001 per
       share; 5,000,000 shares authorized,
       0 shares outstanding..................        --
     Common Stock, par value $.001 per
       share; 100,000,000 shares
       authorized, 11,670,155 shares
       issued and outstanding(1).............     11,670

Additional Paid-In Capital...................  5,972,832

Retained Earnings............................  1,627,422
                                              ----------
Total Stockholders' Equity................... $7,611,924
------------
(1) Does not reflect 15,266,668 shares underlying the warrants.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the financial statements of the company and accompanying notes to the financial statements.

      During the year ended August 31, 1998, the majority of the company's revenues originated from shipments for a two-way messaging system that the company is installing for Link-Two Communications in the Houston and Dallas metroplexes and from contract research and development services.
Other sales during this period were to the company's broader customer base and were comprised principally of paging infrastructure products. This sales mix is consistent with the pattern of sales realized by the company during the year ended August 31, 1997, and is expected to continue through mid 1999. The expansion of the company's manufacturers' representative organization during the year did not significantly contribute to an increase in the sales of the company's paging infrastructure products. A major restructuring within the paging equipment industry by both Motorola and Glenayre Electronics and the implementation of cost reduction campaigns by paging carriers have created uncertainty in the paging equipment industry that has caused many customers to delay paging infrastructure equipment purchases.

      The company is taking steps to diversify its product and service offerings beyond the paging infrastructure market. Examples of new products either in development or in production are: wireless utility meters, vehicle tracking systems and wireless backups for residential security monitoring systems. Subsequent to August 31, 1998, the company has entered into agreements with two multi-national sales, manufacturing, and distribution corporations for the sale of non-paging infrastructure products. The initial sales resulting from these agreements are expected to commence in 1999. The company has also taken steps to expand revenues from consulting and contract research and development services. The company has realized a reduction in expenses through the closure of the Arlington sales office and the termination of a relationship with a representative organization in Rio de Janeiro, Brazil. Other support and administrative expenses have been reduced through the use of contract labor in lieu of full-time personnel. The company realized $203,557 in bad debt expense during the year as a result of negotiated settlements and the bankruptcy of a major customer.

      The company's sales for the fiscal year ended August 31, 1998 were $4.8 million as compared to the sales for the fiscal year ended August 31, 1997 of $4.0 million. For the fiscal year ended August 31, 1998, net income was $770,968 as compared to $728,494 for the fiscal year ended August 31, 1997. The company's sales for the three months ended November 30, 1998 were $930,897 as compared to the sales for the three months ended November 30, 1997 of $557,898. The increase in sales and net income is attributable to contract deadlines on major project shipments and is deemed normal and is expected to be ongoing.

      Current assets for the fiscal year ended August 31, 1998 totaled $7,832,094 as compared to $6,859,529 reported in the fiscal year ended August 31, 1997. Current assets for the three months ended November 30, 1998 totaled $7,942,488 as compared to $7,342,649 reported for the three months ended November 30, 1997.

      The company's shareholders' equity for the fiscal year ended August 31, 1998 totaled $7,516,168 as compared to $6,592,388 reported in the fiscal year ended August 31, 1997. Shareholders' equity for the for the three months ended November 30, 1998 totaled $7,611,924 as compared to $6,701,826 reported for the three months ended November 30, 1997. Cash flows invested in operations totaled $1,498,393, cash flows consumed by investing activities were $344,519 and financing activities provided cash flows of $45,596 during the fiscal year ended August 31, 1998. For the comparable period ended August 31, 1997, cash flows invested in operations totaled $2,191,780, cash flows consumed by investing activities were $157,831 and financing activities provided cash flows of $3,140,120. Cash flows invested in operations totaled $609,000, cash flows consumed by investing activities were $26,000 and financing activities used cash flows of $19,000 during the three months ended November 30, 1998. For the comparable period ended November 30, 1997, cash flows invested in operations totaled $199,904, cash flows consumed by investing activities were $135,165 and financing activities provided cash flows of $80,325.

      A substantial portion of the company's current assets are concentrated within a receivable due from Link- Two Communications, Inc. The collection of this amount is contingent upon the successful sale of equity by Link- Two and the generation of operating revenues from their two-way messaging system which commenced operations in August 1998, in Houston, Texas. The company has established a credit committee to assist Link-Two in its securing of financing and ultimate repayment of the receivable due the company. Additionally, Link-Two's receivable is secured by substantially all assets of Link-Two, including radio frequency licenses which have been valued in excess of the amounts due the company.

      The company believes that, through the implementation of a stringent cost reduction program, its working capital should be sufficient to fund operations through the end of the current fiscal year. Though negotiations are underway to obtain a line of credit for working capital and term financing for potential acquisitions, the company has not established a line of credit or other similar financing arrangements with any lenders. There can be no assurance that the company will be able to obtain any funding from any external sources on suitable terms, if at all. A decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration, inability to collect the company's receivable from Link-Two Communications and any new product introductions could shorten the period during which the current working capital may be expected to satisfy the company's capital requirements. As of August 31, 1998, the company had no material capital commitments other than its federal income and state franchise tax liabilities.

      The company is conducting a review of its computer systems and products to identify those that could be affected by the Year 2000 Issue. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the company's programs or products that have time- sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. During the year, the company undertook and completed a project to replace its accounting and manufacturing information system that was found to not be Year 2000 compliant. The company has instigated litigation to recover approximately $30,000 in costs associated with this replacement. The company presently believes that, with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for the company, its products or installed systems.

                                   BUSINESS
GENERAL

      The company designs, manufacturers and sells products and services that allow individuals and machines to exchange information using mobile or remote ("wireless") devices that are not physically connected to a telephone or similar network that relies upon wires or a physical connection to exchange information. The company designs, manufacturers and sells its products and services under the Eagle name. These products include electronic equipment that is not seen or directly used by the consumer but supports the operation of wireless communication ("infrastructure equipment") and electronic, often battery operated, devices that are carried by or on the remote or mobile individual ("messaging devices"). The messaging devices can be used to communicate and exchange information such as telephone numbers, textual messages and voice messages with the infrastructure equipment and with other messaging devices connected to the infrastructure equipment. The manufacture, sale and operation of most of the company's products are regulated by the United States Federal Communication Commission (the "FCC"). The company also provides consulting and product installation and repair services.

      The company became a Texas corporation in May 1993 but did not begin conducting significant business operations until April 1996. The company filed an amendment with the state of Texas in August 1997 changing its name from Eagle Telecom International, Inc. to Eagle Wireless International, Inc. Unless otherwise indicated, all of the information in this statement has been modified to reflect the name change. The company is located at 910 Gemini Avenue, Houston, Texas, 77058-2704 and its telephone number is 281-280-0488.

RECENT DEVELOPMENTS

      In January 1998, the company entered into an agreement with Mega Holding Corp for the provision of business and financial consulting services. In exchange for the services, the company has agreed to issue Mega warrants to purchase 1.3 million shares of common stock. There are seven classes of warrants having exercise prices which range from $1.50 to $11.00. In order for the warrants to become exercisable, the company must maintain an average stock price ranging from $4.00 to $16.00 for a period of time ranging from 61 trading days to 31 trading days. For a more complete description of the warrants see "Description of Capital Stock - The Mega Holding Corporation Warrants."

      On September 14, 1998 the company announced that it had executed a letter of intent to form a strategic alliance to develop, manufacture and distribute wireless messaging products with Multitone Electronics PLC. Multitone is a wholly-owned subsidiary of Kantone Holdings Limited. Kantone trades on the Hong Kong Stock Exchange and is part of the Champion Technologies Group, a Hong Kong-based multinational telecommunications company which employs 2,600 people worldwide. Multitone's global network of sales and service subsidiaries and distributors spans 80 countries and is supplied by its ISO 9000 certified manufacturing operations in the United Kingdom and Malaysia. The proposed alliance between the company and Multitone Electronics calls for Multitone to license, manufacture, and distribute the company's wireless base stations and transmitters throughout Europe and selected areas of the Pacific Rim. A related agreement calls for the joint development of several new and innovative wireless messaging products that incorporate the latest in spread spectrum technology. Terms of the proposed relationship have not been finalized.

      In December 1998, the company and Nikko Japan Company, Ltd. signed a letter of intent to form a strategic alliance to develop and distribute wireless personal communications devices. The proposed alliance calls for the company to provide proprietary technology which will enable personal digital assistants, pagers, and other wireless personal communications devices produced by Nikko to operate on the two-way wireless messaging networks manufactured and distributed by the company. The agreement grants the company exclusive distribution rights in North, Central and South America.

      In January 1999, the company entered into an agreement to provide research and development support to Compaq's Advanced Engineering Group. The agreement is valued at approximately $1.4 million dollars and is anticipated to extend through the second calendar quarter of 2000.

PRODUCT CATEGORIES

      INFRASTRUCTURE EQUIPMENT

      Infrastructure Equipment includes products that are not seen or directly used by the consumer but support and make possible the operation of a wireless communication system. This type of equipment provides a framework within which the wireless mobile and remote messaging devices operate. For the company's fiscal years that ended August 31, 1997 and 1998, infrastructure equipment accounted for the majority of the company's sales. The company's infrastructure products are used primarily by the radio paging industry.

      Paging is a method of wireless communication which allows a telephone caller to send a message of numbers or words to a remote and mobile individual (the "subscriber") carrying an electronic device known as a pager. The pager carried by the subscriber can receive the telephone caller's message, alert the subscriber that there is a message to be displayed and display the message for viewing. The subscriber typically pays a recurring fee to the organization (the "service provider") that constructs and maintains the paging system that provides this messaging service. Service providers use infrastructure products together with a broadcast license granted to them by a regulatory agency, such as the FCC, to provide the messaging service.

      The broadcast licenses granted by the regulatory agency will determine the kind of infrastructure and messaging devices the service provider will need to operating their paging service. Broadcast licenses will specify the geographic region served, the location of the infrastructure equipment within the region served, the amount of power that the infrastructure equipment uses to broadcast messages and the unique radio frequency or channel that is used to transmit or broadcast messages.

      There are a limited number of radio frequencies available for use by paging service providers. Paging service providers often must share the same radio frequency within a particular geographic region. Once granted, most broadcast license regulatory agencies require a service provider to begin providing service by a certain date or risk forfeiture of the broadcast license.

      Infrastructure products in a typical paging system include a switch or paging terminal, one or more paging transmitters and one or more devices that are used to coordinate and control the operation of the paging transmitters. The switch or paging terminal is responsible for answering a message sender's telephone call, recording the caller's messaging, determining who the message is for and relaying the message and the recipient's unique identification to the paging transmitter control device. The paging transmitter control device ensures that the message and the recipient's unique identification are forwarded to one or more paging transmitters for broadcast. The paging transmitters convert the message and the unique identification number into a format that can be broadcast to the intended mobile or remote recipient's pager. The transmitter then broadcasts the message on a certain frequency at a certain power level to the pager. The pager is designed to listen for its unique identification number on a particular frequency and will alert the pager user when the broadcasted message has been received.

      MESSAGING DEVICES

      Wireless messaging devices are electronic, often battery operated, devices that are carried by or on the remote or mobile individual to receive numbers, textual messages and voice messages. These messages are typically sent by individuals using a telephone and are forwarded by a service provider's infrastructure equipment. Certain mobile and remote messaging devices also have the capability of responding to messages that are received. Messages from these types of devices are collected at a central location by the infrastructure equipment and can be relayed to other messaging devices or can be stored for other purposes. The most common example of a wireless messaging device is a pager or beeper that emits either an audible beep or vibrates when a message is received. The message is displayed on a small liquid crystal display and is stored for future reference and retrieval. A messaging device must be within the geographic region serviced by a service provider's infrastructure equipment, must have its unique identification code registered with the service provider and must be tuned to listed to the service provider's unique broadcast frequency in order to receive a message.

      SERVICES

      Wireless messaging service providers often work with communication specialist such as engineers, consultants and attorneys when building a wireless messaging system. These specialist assist with the selection, acquisition and installation of infrastructure equipment and the acquisition of broadcast licenses from the appropriate regulatory authorities. These same specialist are also used to help maintain, repair, expand, appraise and transfer ownership of wireless messaging systems.

CURRENT PRODUCTS AND SERVICES

      The principal products and services currently manufactured and sold by the company include the following infrastructure products, messaging products and services:

      LICENSE STARTER

      The License Starter is an infrastructure product that combines a paging terminal, a transmitter control device, a transmitter and an antenna into a single compact desktop cabinet. When connected to a standard telephone line and 110 Volt AC power outlet, the License Starter can be used to quickly begin the broadcasting of wireless messages. Most broadcast license regulatory agencies require a service provider to begin providing service by a certain date or risk forfeiture of the broadcast license. This product helps service providers quickly and economically meet these regulatory requirements while waiting for a permanent system to be constructed.

      PAGING TRANSMITTERS

      The paging transmitter is an infrastructure product that receives numeric, textual and voice messages from a paging terminal or a transmitter controller, converts this information into a format that can be broadcast to a mobile or remote pager and then broadcasts the message on a certain frequency at a certain power level to the pager. The company manufacturers and sells paging transmitters that operate in the Very-High Frequency (VHF), Ultra- High Frequency (UHF) and the 900MHz paging bandwidths. These particular bandwidths are groups of radio channels that are regulated by broadcast license regulatory agencies. A paging service provider will provide their service on one or more of these regulated channels. The company's transmitters are also available in different power levels. The amount of power that is used to broadcast a message is related to the distance a broadcasted message travels. Increasing the amount of power used to broadcast a message will, in most cases, increase the distance a message travels. The company's transmitters can be equipped to provide an output power ranging from 15 Watts to 500 Watts.

      BASE STATIONS

      The company manufactures and sells an enhanced version of its transmitter product called a base station. The base station product is a combination of the company's transmitter with other infrastructure equipment in a single equipment cabinet. Examples of other infrastructure equipment that might be included in the single cabinet include a back-up transmitter and a receiver to receive messages from remote or mobile messaging units.

      REPLACEMENT COMPONENTS

      The company manufacturers and sells the individual parts and assemblies that are used to build its infrastructure equipment. These parts and assemblies can be used by service providers to repair, upgrade and enhance existing equipment manufactured by both the company and competitors of the company. Examples of replacement components sold by the company include power amplifiers and power supplies.

      CONTROLLERS

      Transmitter controllers are infrastructure products that are used to coordinate and control the operation of the paging transmitters. The controllers manufactured and sold by the company can be used to forward messages from paging terminals to remote broadcast paging transmitters using either telephone lines or specialized radio- frequency transmitters. Other controllers can be used to connect multiple paging terminals to a single paging transmitter.

      MICROBEEP PAGING TERMINAL

      The MicroBeep paging terminal is a small paging terminal that can be connected to an IBM compatible personal computer. This paging terminal includes a low-power transmitter and computer software that can be used to provide paging services to a factory, college campus, restaurant, office or other localized clientele.

      RECEIVERS

      The company is a licensed distributor of wireless messaging receivers that can be used to receive messages from remote and mobile wireless messaging devices. These infrastructure receivers utilize a technology called spread spectrum to exchange wireless information. The spread spectrum method of exchanging wireless information differs from other broadcast technology in that it is generally not governed by regulatory authorities that control broadcasting activities. When these receivers are used together with the company's paging transmitters, service providers can build a complete two-way messaging system.

      WIRELESS MESSAGING DEVICES

      The company currently sells and distributes several products that are designed to send messages from remote locations to the wireless messaging receivers that the company it is licensed to distribute. These products include a wireless water meter, power meter, home security system and vehicle tracking system. These products also include a multi-purpose wireless device that can be connected to a variety of machines to transmit periodic measurements. This multi-purpose wireless device could be used to notify a copy machine technician that a copy machine needs service or a vending machine company that a candy machine needs to be restocked with merchandise.

      CONSULTING SERVICES

      The company routinely provides consulting, repair and installation services for customers of its infrastructure equipment on a contract basis. The company also performs research, development and product evaluation services on a contract basis.

MANUFACTURE OF NEW PRODUCTS

      The company has identified several new products that would complement existing products and broaden its product base. The company's strategy is to develop upgrades on existing products to enable it to obtain increased market share or extend the life of those products by several years.

SERVICE AND SUPPORT

      The company provides service to customers on a regular basis including installation, project management of turnkey systems, training, service or extended warranty contracts with the company. The company believes that it is essential to provide reliable service to customers in order to solidify customer relationships and to be the vendor of choice when new services or system expansions are sought by a customer. This relationship is further developed as customers come to depend upon the company for installation, system optimization, warranty and post-warranty services.

      The company has a warranty and maintenance program for both its hardware and software products. The company's standard warranty provides its customers with repair or replacement of any defective company manufactured equipment. The warranty is valid on all products for the period of one year from the later of the date of shipment or the installation by a company qualified technician.

CUSTOMERS

      The company sells to a broad range of customers worldwide. In the United States, customers include the regional Bell operating companies, medical paging operators, and public and private radio common carriers. Internationally, customers include public telephone and telegraph companies, as well as private telecommunication service providers. The company's customers include Motorola, Pac-Tel, Scientific Atlanta, Bell Atlantic, Metrocall, ProNet, Pacific Bell, SkyTel, Link-Two Communications and the U.S. Department of Defense.

      The company's largest customer, Link-Two, accounted for approximately 60% of the company's sales for the fiscal year ended August 31, 1998. Link-Two is a common carrier of exclusively wholesale one-way paging and two-way messaging network services. Its customers purchase paging network services as an aggregator and resell Link- II's network services to individual subscribers and other communications providers. Link-Two has been classified as an incumbent carrier by the FCC and has secured the rights to use or options to purchase spectrum in all of the major metropolitan U.S. cities on five PCP frequencies. Link-Two has also secured several exclusive RCC frequencies providing regional coverage in two of the top ten markets. Link-Two is currently operational in Houston and Dallas, Texas.

      An additional customer, Compaq Computer Corporation, represented approximately 12% of the company's revenues for the fiscal year ended August 31, 1998. At November 30, 1998, Compaq provided revenues of $249,616 which represented 27% of gross revenues.

MARKETING AND SALES

      The company markets its products and services in the United States through representative organizations and internationally through agents. As the company's business is highly technical, a majority of sales are complete systems with technical support. A large percentage of the company's marketing comes from direct sales by the employees. The company also utilizes distributors and agents to sell its products in certain countries and geographic regions to market outside of the company's core markets.

      The company currently has non-exclusive arrangements with 8 of such distributors and agents to service selected regions within the United States. A non-exclusive arrangement is also in effect with one distributor on a worldwide basis and the company has one exclusive arrangement with a distributor to service Australia. Terms of these arrangements provide for payments to the distributors on either a fixed percentage commission or discount from list price basis. The company has an agreement with Motorola whereby certain products offered by the company are listed in Motorola's product catalog under the Eagle name.

      The company maintains an Internet website at http://www.eglw.com where information can be found on the company's products and services. The website provides customers with a mechanism to request additional information on products and allows the customer to quickly identify and obtain contact information for their regional sales representative.

INTERNATIONAL BUSINESS RISK

      In 1997 and 1998, the company generated net sales in markets outside of the United States, which amounted to 6.5% and 1.3% of total company net sales for the fiscal years ended August 31, 1997 and 1998, respectively. Sales are subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases, transportation delays, difficulties or delays in collecting accounts receivable, and, to a lesser extent, exchange rate fluctuations. Pre-payments and letters of credit drawn on American or limited foreign corresponding banks are required from international customers to reduce the risk of non-payment.

RESEARCH AND DEVELOPMENT

      The company believes that a strong commitment to research and development is essential to the continued growth of its business. One of the key components of the company's development strategy is the promotion of a close relationship between its development staff, internally with the company's manufacturing and marketing personnel, and externally with the company's customers. This strategy has allowed the company to develop and bring to market customer-driven products.

      The company has extensive expertise in the technologies required to develop wireless communications systems and products including high power, high frequency RF design digital signal processing, real-time software, high-speed digital logic, radio frequency and data network design. The company believes that by having a research and development staff with expertise in these key areas, it is well positioned to develop enhancements for its existing products as well as the next generation of personal communication products. Investment in advanced computer-aided design tools for simulation and analysis has allowed the company to reduce the time for bringing new products to market. Research and development expenditures incurred by the company for the fiscal years ended August 31, 1998 and August 31, 1997 were $236,869 and $333,200, respectively.

MANUFACTURING

      The company currently manufactures its products at its facilities in Houston, Texas. Certain subassemblies are manufactured for the company by subcontractors at various locations throughout the world. The company's manufacturing expertise resides in assembling sub-assemblies and final systems that are configured to its customers' specifications. The components and assemblies used in the company's products include electronic components such as resistors, capacitors, transistors, and semiconductors such as field programmable gate arrays, digital signal processors and microprocessors, and mechanical materials such as cabinets in which the systems are built. Substantially all of the components and parts used in the company's products are available from multiple sources. In those instances where components are purchased from a single source, the supplier is reviewed frequently for stability and performance. Additionally, as necessary, the company purchases sufficient quantities of certain components which have long-lead requirements in the world market. The company ensures that all products are tested, tuned and verified prior to shipment to the customer.

COMPETITION

      The company supplies transmitters, receivers, controllers and software used in paging, voice messaging and message management systems. While the services from the foregoing products represent a significant portion of the wireless personal communications industry today, the industry is expanding to include new services and new markets. The wireless personal communications industry includes equipment manufacturers that serve many of the same PCS markets served by the company. Certain of the company's competitors, and all competitors that have publicly tradable securities, have significantly greater resources than the company, and their can be no assurance that the company will be able to compete successfully in the future. In addition, manufacturers of wireless telecommunications equipment, including those in the cellular telephone industry, certain of which are larger and have significantly greater resources than the company, could elect to enter into the company's markets and compete with Eagle's products. There can be no assurance that the company will be able to increase its market share in the future.

PROPRIETARY INFORMATION

      The company attempts to protect its proprietary technology through a combination of trade secrets, non- disclosure agreements, technical measures, and common law remedies with respect to certain proprietary technology. Such protection may not preclude competitors from developing products with features similar to the company's products. The laws of some foreign countries in which the company sells or may sell its products do not protect the company's proprietary rights in the products to the same extent as do the laws of the United States. Although the company believes that its products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against the company in the future. If such litigation resulted in the company's inability to use technology, the company might be required to expend substantial resources to develop alternative technology. There can be no assurance that the company could successfully develop alternative technology on commercially reasonable terms.

REGULATION

      Many of the company's products operate on radio frequencies. Radio frequency transmissions and emissions, and certain equipment used in connection therewith, are regulated in the United States and internationally. Regulatory approvals generally must be obtained by the company in connection with the manufacture and sale of its products, and by customers to operate the company's products. There can be no assurance that appropriate regulatory approvals will continue to be obtained, or that approvals required with respect to products being developed for the personal communications services market will be obtained. The enactment by federal, state, local or international governments of new laws or regulations or a change in the interpretation of existing regulations could affect the market for the company's products. Although recent deregulation of international telecommunications industries along with recent radio frequency spectrum allocations made by the FCC have increased the demand for the company's products by providing users of those products with opportunities to establish new paging and other wireless personal communications services, there can be no assurance that the trend toward deregulation and current regulatory developments favorable to the promotion of new and expanded personal communications services will continue or that future regulatory changes will have a positive impact on the company.

EMPLOYEES

      At January 25, 1999, the company employed approximately 30 persons and retained 3 independent contractors. The company believes its employee relations to be good. The company enters into independent contractual relationships with various individuals, from time to time, as needed.

FACILITIES

      The company's headquarters are located in Houston, Texas and include approximately 15,000 square feet of lease office and warehouse space. The lease is at market rates and expires in 1999. Discussions are being held to extend this lease. The company insures its facilities in an amount it believes is adequate and customary in the industry. The company believes that its existing facilities are adequate to meet its current requirements but anticipates the need for additional space within the next year. The company believes that suitable additional space in close proximity to its existing headquarters will be available as needed to accommodate such growth of its operations through the foreseeable future.

LEGAL PROCEEDINGS

      On September 23, 1998, the company filed a petition with the District Court in Harris County, Texas against Micro-MRP, Inc., a California corporation that sells manufacturing and accounting software, alleging deceptive trade practices, fraud, misrepresentation, negligence and breach of implied warranty. The company is seeking the payment of $28,301 in expenses and unspecified damages in connection with its October 1996 purchase of manufacturing and accounting software from Micro-MRP. The company has accepted a settlement offer by Micro-MRP in the amount of $28,000. A settlement agreement is currently being drafted.

                            AVAILABLE INFORMATION

      The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http:\\www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

      We are subject to the information and reporting requirements of the Exchange Act. As a result, we file periodic reports, proxy materials and other information with the SEC. We provide our shareholders with annual reports containing audited financial statements. We have filed a registration statement on Form SB-2 under the Act, with respect to the securities being registered. This prospectus does not contain all the information set forth in the registration statement and its exhibits and schedules. Copies of the registration statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the fees prescribed by the SEC or may be examined, without charge, at the public reference facilities of the SEC. We will provide without charge to each person who receives a copy of the prospectus, upon written or oral request, a copy of any of the information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the company,
Attention: Scott A. Cubley, at 910 Gemini Avenue, Houston, Texas 77058-2704.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The company's directors and executive officers are:

    NAME                         AGE      POSITION
    ----                         ---      --------
H. Dean Cubley                   57       Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Christopher W. "James" Futer     59       Director, Executive Vice President
                                          and Chief Operating  Officer

A. L. Clifford                   54       Director

Senator Gary Hart                64       Director

Richard Royall                   52       Chief Financial Officer

      DR. H. DEAN CUBLEY has served as chairman of the board, president and chief executive officer of the company since March 1996. Prior to that, Dr. Cubley served as vice-president of Eagle Telecom, Inc. from 1993 to March 1996. Dr. Cubley is also a member of the Oversight Committee for the University of Houston Epitaxy Center which managed the Wake Shield Flight aboard the Shuttle in September 1995. Dr. Cubley has over 35 years of extensive experience in the field of telecommunications. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. For a five-year portion of that period, Dr. Cubley was the Antenna Subsystems Manager for all spacecraft antennas for the Shuttle Program. Dr. Cubley's duties included overall responsibility for the design, development, costs schedules and testing of the antennas and hardware for all Shuttle flights. Throughout his career, Dr. Cubley has authored or co-authored over fifty publications. In addition, he has a total of eight patents and patents-pending registered in his name. Dr. Cubley received a bachelor of science degree in electrical engineering from the University of Texas in 1964 and a masters degree in electrical engineering from the University of Texas in 1965. In 1970, Dr. Cubley received his Ph.D. in Electrical Engineering from the University of Houston.

      CHRISTOPHER W. "JAMES" FUTER has served as a director, chief operating officer and vice president of the company since March 1996. Prior to that, Mr. Futer served as sales manager of Eagle Aerospace, Inc. Telecom Division from November 1994 until February 1996. From May 1993 to November 1994, Mr. Futer was employed as a vice president of operations with Starcom, Inc. Prior thereto, he was employed with Paging Products International. Mr. Futer was a manager of Universal Cellular, Inc., a California corporation ("UCI"), from October 1990 until February 1991. Mr. Futer resigned from UCI in February 1991 due to his disagreement with UCI management over its business policy and practices. In June 1993, UCI filed for protection under the federal bankruptcy laws. Mr. Futer's spectrum of experience has included work in the fields of hi-tech flight simulation and display technologies (especially those of light emitting diodes and liquid crystal displays), and in consumer electronics, i.e. electronic watches, pocket calculators, and electronic games. Most recently, he has been involved in pager design, manufacture and marketing, as well as the wider field of paging equipment. His international background includes work with Hatfield Instrument (in England, where he was born), Canadian Aviation Electronics, located in Montreal, Canada, General Instruments (in Canada and the United States), Litronix (in California) and Siemens (living in California and England and commuting to the head office in Munich, as well as Berlin, Paris and Milan). In 1975, he was instrumental in implementing a major "turn-key" technology transfer from Canada to the (then) Soviet Union for the manufacture of hand-held electronic calculators, an operation which the Soviets then improved from the consumer level and adapted to suit their particular requirements. Since 1975, Mr. Futer has had extensive in-depth experience of interfacing with Pacific Rim countries. In 1992 and 1993, he spent time in the People's Republic of China coordinating a successful technology transfer for one of the first pager manufacturing facilities.

      A. L. CLIFFORD has served as a director since December 1996. Mr. Clifford has served as president of Clifford & Associates for over five years, a company involved in the distribution of electrical and electronic products throughout the Midwest since 1920. Mr. Clifford is a graduate of the University of Miami, where he studied business and attended law school.

      SENATOR GARY HART has served as a director since January of 1988 and served in the United States Senate from 1975 to 1987. During his twelve years in the Senate he served on the Senate Armed Services Committee where he specialized in nuclear arms control and naval issues. Senator Hart also served on the Senate Select Committee to Investigate the Intelligence Operations of the United States Government and was an original member of the new Senate Intelligence Oversight Committee from 1975 to 1978. Senator Hart was also a congressional advisor to the Salt II talks with the Soviet Union in Geneva. He is the author of numerous books, including RUSSIA SHAKES THE WORLD (1991). Since leaving the Senate he has served as a strategic advisor to major U.S. corporations, focusing on the former Soviet Union and Eastern Europe. Senator Hart is a graduate of Yale Law School, the Yale Divinity School and Southern Nazarene University.

      RICHARD R. ROYALL has served as chief financial officer since March 1996. Mr. Royall has been a certified public accountant since 1971. From 1971 to 1976, Mr. Royall was employed with Haskins & Sells, Laventhol & Horwath (a partner from 1976 to 1986), and Bracken, Krutilek & Royall (1986). In 1986, Mr. Royall practiced accounting as a sole proprietor. Since 1987, Mr. Royall has been a partner in Royall & Fleschler, certified public accountants. In addition to the foregoing, Mr. Royall serves as financial officer and director of companies operating in the oil and gas industry, software industry and chemical industries, none of which are affiliated with the company.

      The directors of the company hold office until the next annual meeting of the stockholders of the company and until their successors are duly elected and qualified. Directors are reimbursed for out-of-pocket expenses to attend meetings. Senator Gary Hart is paid a $2,000 fee for each meeting that he attends. Senator Hart received a total of $6,000 in director's fees for the year. Senator Hart has also been granted 50,000 Class C warrants to purchase the company's common stock at an exercise price of $2.00. The company has not established and does not maintain any compensation, audit, executive or nominating committees. There are no family relationships among any of the directors and executive officers of the company.

                            EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid by the company to the chief executive officer. No other executive officer received in excess of $100,000 in compensation during the fiscal year ended August 31, 1998.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                  ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                           -----------------------------------    ----------------------
                           YEAR    SALARY      BONUS     OTHER      OPTIONS      OTHER
                           ----    ------      -----     -----      -------      -----
H. Dean Cubley

Chief Executive Officer    1998    $91,923      $ -       $ -          $ -        $ -

                           1997    $65,407      $ -       $ -          $ -        $ -

                           1996    $52,181      $ -       $ -          $ -        $ -

      The company has not entered into employment agreements with any of its executive officers.

STOCK OPTIONS

      In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of common stock have been reserved for issuance. As of the date of this Prospectus, options to purchase 80,375 shares have been granted pursuant to such plan to non-executive employees and options to purchase 5,000 shares have been granted to executive employees.

                            1998 STOCK OPTION GRANTS

         NAME              OPTIONS GRANTED       PERCENT         EXERCISE   EXPIRATION DATE
                               (SHARES)         OF TOTAL        PRICE (PER
                                                 OPTIONS          SHARE)
                                                 GRANTED
------------------------  ----------------  -----------------  -----------  ---------------
    H. Dean Cubley                --               --               --            --
Christopher W. "James"          5,000             5.8%            $1.25         8/03/03
        Futer

    Richard Royall                --               --               --             --

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                  SHARES
                 ACQUIRED             NUMBER OF SECURITIES             VALUE OF
                    ON      VALUE    UNDERLYING UNEXERCISED     UNEXERCISED IN-THE-MONEY
      NAME       EXERCISE  REALIZED         OPTIONS                   OPTIONS(*)
------------------------------------------------------------------------------------------
                                    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
H. Dean Cubley       -        -          -            -         $   0        $ 0
Christopher W.       -        -        5,000         -0-        $   0        $ 0
"James" Futer

Richard Royall       -        -          -            -         $   0        $ 0

---------------------
(*) Computed based on the differences between the fair market value and aggregate exercise prices.

RETIREMENT PLANS

   In October 1997, the company initiated a 401(k) plan for its employees which is funded through the contributions of its participants. This plan maintains that the company will match up to 3% of each participant's contribution. As of November 30, 1998, total employee contributions were approximately $74,654, whereas the total amount matched by the employer was approximately $22,765.

CERTAIN TRANSACTIONS

   The company was incorporated in May 1993, but did not conduct any substantive business operations until it acquired cash, certain inventory and test equipment from Hou-Tex Trust, Bailey Trust, Futer Family Trust and John Nagel totaling approximately $500,000 and concurrently acquired certain assets from an affiliate of Dr. Cubley totaling approximately $260,000, both of which occurred in April 1996. Additionally, the company assumed liabilities owed to certain principal stockholders and founders as follows: (i) $145,000 to an affiliate of Dr. Cubley; (ii) $33,000 to certain founding stockholders; and (iii) $82,000 to certain unrelated third parties. Promoters of the company are Hou-Tex Trust, B and F Trust, Futer Family Trust, Dr. Cubley, Mr. Futer, Mr. Clifford, Mr. Porter Barton and Vonn Ltd. Dr. Cubley disclaims beneficial ownership, as well as the voting and disposition power of the company securities owned by Hou-Tex Trust and B and F Trust. Mr. Futer disclaims beneficial ownership, as well as voting and disposition power, of the company securities owned by the Futer Family Trust.

    In connection with the organization of the company, 3,150,000 shares of common stock were issued to the Hou-Tex Trust, 990,000 shares of common stock were issued to the Futer Family Trust, 180,000 shares of common stock were issued to the Bailey Trust, and 180,000 shares of common stock were issued to John Nagel, such issuances were for nominal services rendered, contribution of certain net assets and cash valued at approximately $345,000. In July 1996, the company issued for fund-raising services rendered: $.05 warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel, respectively; and $.50 warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel, respectively. Neither of these $.05 warrants or $.50 warrants are exercisable until and unless the shares of common stock trade at a minimum of $5.50 per share for 20 consecutive trading days. The company issued, for fund-raising services rendered, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel: currently exercisable class A warrants to purchase 350,000 shares 110,000 shares, 20,000 shares, and 20,000 shares, respectively; and currently exercisable class B warrants to purchase 350,000 shares, 110,000 shares, 20,000 shares, and 20,000 shares, respectively. The company issued, for fund-raising services, warrants to purchase an aggregate of 700,000 shares of common stock at $.01 per share to the following entities and individuals: warrants to purchase 490,000 shares to the B and F Trust, warrants to purchase 154,000 shares to the Futer Family Trust, warrants to purchase 28,000 shares to the Bailey Trust and warrants to purchase 28,000 shares to John Nagel. All of such warrants became exercisable in December 1996 and were exercised in full in February 1997.

    From September 1996 through December 1997, the company issued to Messrs. Clifford and Barton and Realt, LLC the following securities: 366,000, 975,000 and 567,000 shares of common stock, respectively; $.05 warrants to purchase 166,667 shares, 166,667 shares and 166,666 shares of common stock, respectively; and $.50 warrants to purchase 166,667 shares, 71,667 shares and 166,666 shares of common stock, respectively; class A warrants to purchase 166,667 shares, 146,667 shares, 166,666 shares, respectively; and class B warrants to purchase 166,667 shares, 146,667 shares, and 166,666 shares, respectively. Certain company securities issued to Messrs. Clifford and Barton and Realt, LLC have been transferred to third parties. All of the above issuances of common stock were for approximately $120,000 of expenses incurred on behalf of the company by these parties in connection with fund-raising activities. The issuance of the warrants were for fund-raising services rendered.

   Certain principal stockholders (or affiliates thereof) of the company, including Messrs. Futer and Clifford are also principal stockholders of Link-Two, which is a principal customer of the company. Mr. Clifford is also the chairman, and chief executive officer of Link-Two and Dr. Cubley is a director of Link-Two. In addition, the company and Link-Two have executed an agreement, whereby the company would receive up to an 8% equity interest in Link-Two in lieu of accruing finance charges on the outstanding balance owed by Link-Two to the company. Under the agreement, equity in Link-Two is earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than 30 days. As of May 31, 1997, the company had earned the full 8% equity interest to be evidenced by the issuance of 240,000 shares of Link-Two common stock to the company. The company's 8% interest in Link-Two has subsequently been diluted to 5% as Link-Two issued and outstanding common stock has increased. As of August 31, 1998, Link-Two owed the company $5,144,042, comprising approximately 95% of the accounts receivable at such date. In September 1996, Richard Royall was issued $.05 warrants to purchase 12,500 shares of common stock, and $5.00 warrants to purchase 12,500 shares of common stock. The $.05 warrants are not exercisable until and unless the shares of common stock trade at a minimum of $5.50 per share for 20 consecutive trading days. In December 1997, Senator Gary Hart was issued class C $2.00 warrants to purchase 50,000 shares of common stock as compensation for serving on the company's board of directors. The class C warrants expire August 31, 2000 and are callable by the company at a price of $.05 per class C warrant when the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days.

LIMITATION OF DIRECTORS' LIABILITY

    The company's Articles of Incorporation eliminates, subject to certain exceptions, the personal liability of directors of the company or its stockholders for monetary damages for breaches of fiduciary duty by such directors. The Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the Board of Directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the Board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to Board action in respect of such transaction or event. In these cases, the stockholders and the company could be injured by a Board's decision and have no effective remedy.

                            PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this prospectus, the number and percentage of outstanding shares of company common stock owned by (i) each person known to the company to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

NAME AND ADDRESS                  SHARES OF COMMON STOCK (1)   % OF VOTING POWER
----------------                  --------------------------   -----------------
Hou-Tex Trust
1331 Lamar, Suite 1375
Houston, TX  77010                        3,770,000(2)             30.6%

H. Dean Cubley
910 Gemini Avenue
Houston, TX  77058-2704                       - (3)                  -

Futer Family Trust
1331 Lamar, Suite 1375
Houston, TX  77010                        1,334,000(4)             10.8%

Christopher W. Futer
910 Gemini Avenue
Houston, TX  77058-2704                     5,000(5)                 -

Vonn, Ltd.
P.O. Box 1407
St. Johns, Antigua, West Indies            950,332(6)              7.7%

Richard Royall
910 Gemini Avenue
Houston, TX  77058-2704                     12,500(7)              0.1%

A.L. Clifford
910 Gemini Avenue
Houston, TX  77058-2704                    579,334(8)              4.7%

Gary Hart
950 17th Street
Denver, CO  80202                          100,000(9)              0.8%

All officers and  directors as a
  group (5 persons)                        691,834(10)             5.6%

(1) Does not give effect to outstanding warrants to purchase shares of company common stock at exercise prices of $.05 warrants and $.50 warrants, as these warrants are not exercisable until and unless the shares of common stock trade at a minimum of $5.50 per share for twenty consecutive trading days. It is assumed for the purposes of this table that no trading will occur within 60 days of the date of this document.

(2) Includes warrants to purchase 310,000 shares of company common stock at $4.00 per share which expire on August 31, 2000, and are redeemable by the company at $.05 per share if at any time the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days (the class A warrants), and warrants to purchase 310,000 shares of company common stock at $6.00 per share which expire on August 31, 2000, and are redeemable by the company at $.05 per share if at any time the closing bid price of the common stock shall have equaled or exceeded $7.50 per share for a period of 20 consecutive trading days (the class B warrants). See "Certain Transactions."

(3) Dr. Cubley disclaims beneficial ownership, as well as voting and disposition power of the shares of common stock and warrants owned by the Hou-Tex Trust.

(4) Includes (i) 110,000 shares of company common stock underlying class A warrants, and 110,000 shares of company common stock underlying class B warrants. See "Certain Transactions."

(5) Mr. Futer disclaims beneficial ownership, as well as voting and disposition power of the shares of common stock and warrants owned by the Futer Family Trust. Includes options to purchase 5,000 shares of company common stock at $1.25 per share which will expire on 8/3/03 issued pursuant to the company's employee stock option program.

(6) Includes (i) 166,666 shares of company common stock underlying class A warrants, 166,666 shares of company common stock underlying class B warrants and options to purchase 25,000 shares of company common stock at $5.00 ($5.00 warrants) per share which expire May 13, 1999. See "Certain Transactions."

(7)  Includes 12,500 shares of company common stock underlying $5.00 warrants.

(8) The record holder of these securities is the Clifford Family Trust of which Mr. Clifford has voting and disposition power. Includes 110,000 shares of company common stock underlying class A warrants and 110,000 shares of company common stock underlying class B warrants.

(9) Includes 50,000 shares of company common stock underlying class C warrants and 25,000 shares of company common stock underlying $5.00 warrants.

(10) Includes warrants to purchase 670,000 shares of company common stock that are currently exercisable.

                         DESCRIPTION OF CAPITAL STOCK
COMMON STOCK

       The company is authorized to issue up to 100,000,000 shares of common stock. There are 11,670,155 shares of common stock issued and outstanding, up to 15,266,668 shares are reserved for issuance upon exercise of the warrants, and 400,000 shares are reserved for issuance under the company's stock option plan.

       The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and liquidation preferences on the preferred stock, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

       The company is authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

       No shares of preferred stock will be outstanding as of the closing of this offering, and the company has no present plans for the issuance thereof. The issuance of any such preferred stock could have the effect of delaying or preventing a change in control of the company. The issuance of such preferred stock could also adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.

WARRANTS

       The company has issued the following warrants to purchase an aggregate of 15,266,668 shares of common stock.

       CLASS A WARRANTS

       The company has issued class A warrants to purchase 5,033,334 shares of common stock at $4.00 per share. The class A warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the company may redeem the class A warrants by paying holders $.05 per class A warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class A warrant holders will be entitled to exercise class A warrants at any time up to the business day next preceding the redemption date. The class A warrants provide for the payment, by the company, of a 3% solicitation fee.

       CLASS B WARRANTS

       The company has issued class B warrants to purchase 5,033,334 shares of common stock at $6.00 per share. The class B warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the common stock shall have equaled or exceeded $7.50 per share for a period of 20 consecutive trading days at any time, the company may redeem the class B warrants by paying holders $.05 per class B warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class B warrant holders will be entitled to exercise class B warrants at any time up to the business day next preceding the redemption date. The class B warrants provide for the payment, by the company, of a 3% solicitation fee.

       CLASS C WARRANTS

       The company has issued class C warrants to purchase 1,050,000 shares of common stock at $2.00 per share. The class C warrants are held by insiders of the company and are currently exercisable and expire on August 31, 2000. If the closing bid price of the common stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the company may redeem the class C warrants by paying holders $.05 per class C warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class C warrant holders will be entitled to exercise class C warrants at any time up to the business day next preceding the redemption date. The class C warrants provide for the payment, by the company, of a 3% solicitation fee.

       $.05 WARRANTS

       The company has issued $.05 warrants to purchase 1,050,000 shares of common stock at $.05 per share, which expire in May 1999.

       $.50 WARRANTS

       The company has issued $.50 warrants to purchase 1,375,000 shares of common stock at $.50 per share, which expire in May 1999. Of the 1,375,000 $.50 warrants 960,000 are held by insiders and are not exercisable until and unless the shares of common stock trade at a minimum of $5.50 per share for 20 consecutive trading days.

       $5.00 WARRANTS

       The company has issued $5.00 warrants to purchase 425,000 shares of common stock at $5.00 per share. The $5.00 warrants are currently exercisable and expire in May 1999.

       THE MEGA HOLDING CORP. WARRANTS

            CLASS 1

            Warrants to purchase 150,000 shares of the common stock at a purchase price of $1.50 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $4.00 per share for sixty-one consecutive trading days. These warrants will expire one year from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS 2

            Warrants to purchase 150,000 shares of the common stock at a purchase price of $2.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $45.50 per share for sixty-one consecutive trading days. These warrants will expire one year from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS 3

            Warrants to purchase 200,000 shares of common stock at a purchase price of $3.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $7.50 per share for sixty-one consecutive trading days. These warrants will expire two years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS 4

            Warrants to purchase 200,000 shares of common stock at a purchase price of $5.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $10.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS 5

            Warrants to purchase 200,000 shares of common stock at a purchase price of $7.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $12.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS 6

            Warrants to purchase 200,000 shares of common stock at a purchase price of $9.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $14.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

            CLASS 7

            Warrants to purchase 200,000 shares of common stock at a purchase price of $11.00 per share. These warrants are not exercisable until and unless the shares of common stock trade at a minimum of $16.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of the date hereof, the underlying shares of common stock have not been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

TRANSFER AGENT

       Registrar & Transfer Company serves as the transfer agent for the shares of common stock.

                       SHARES AVAILABLE FOR FUTURE SALE

       Upon the date of this prospectus there are 11,670,155 shares of common stock issued and outstanding and up to 15,266,668 additional shares will be issuable upon exercise of the warrants. The 5,308,334 shares of common stock to be resold pursuant to this offering currently outstanding are, and upon exercise of the subject warrants, the 11,541,668 shares of common stock issuable thereunder will be, eligible for immediate resale in the public market. The remaining 6,361,821 shares of common stock outstanding and 2,425,000 shares issuable upon exercise of $.05 warrants and the $.50 warrants will be subject to the resale provisions of Rule 144. In addition, the company has agreed to register 1,300,000 shares of common stock underlying warrants to be issued to Mega Holding Corp. See "Business-Recent Developments." Sales of common stock in the public market may have an adverse effect on prevailing market prices for the common stock. See "Shares Eligible for Future Sale."

       Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

                PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

       This prospectus relates to the resale of 16,850,002 shares of common stock by the selling stockholders of which 5,308,334 shares are currently issued and outstanding and up to 11,541,668 shares to be issued upon (1) exercise of class A warrants outstanding to purchase up to 5,033,334 shares, (2) exercise of class B warrants outstanding to purchase up to 5,033,334 shares, and (3) exercise of class C warrants to purchase up to 1,050,000 on shares and (4) exercise of $5.00 warrants outstanding to purchase up to 425,000 shares of common stock. This prospectus also relates to the resale of 5,033,334 class B warrants.
       The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders, including the resale of shares of common stock issued upon exercise of the subject warrants. The company will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding (not from the resale of class B warrants); however, the company will receive the exercise price. This table does not set forth the resale of the class B warrants. However, the numbered class B warrants owned by each selling shareholder, the resale of which is being registered hereby, is identical to the number of shares of common stock underlying the class B warrants. The resale of such shares is also being registered hereby.

                RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
                      SHARES CURRENTLY OUTSTANDING ("S"),
         SHARES TO BE ISSUED UPON EXERCISE OF CLASS A WARRANTS ("A"),
                            CLASS B WARRANTS ("B"),
                           CLASS C WARRANTS ("C"),
                         AND $5.00 WARRANTS ("$5.00")

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
Adhikary, Tapan Kumar            5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Allen, Norman A. & Pamela       10,000   S         10,000  S     0.00%        0.00%
  Holberg                       10,000   A         10,000  A
                                10,000   B         10,000  B
Ameritrade Clearing, Inc.,      10,000   S         10,000  S     0.00%        0.00%
Custodian for Donald M.         10,000   A         10,000  A
  Robinson IRA                  10,000   B         10,000  B
Arabella                       220,000   S        220,000  S     0.00%        0.00%
                               220,000   A        220,000  A
                               220,000   B        220,000  B
Asbeck, Marcia and Peter        10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Auchstetter, Gerald A.          15,000   S         15,000  S     0.00%        0.00%
                                15,000   A         15,000  A
                                15,000   B         15,000  B
Azbell, Frederic K. &           20,000   S         20,000  S     0.00%        0.00%
  Barbara A.                    20,000   A         20,000  A
                                20,000   B         20,000  B
B and F Trust                  450,000   S        450,000  S     0.00%        0.00%
Bach, Robert L.                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Bailey Trust                   208,000   S        208,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Barnard, John E.                 1,000   S          1,000  S     0.00%        0.00%
                                 1,000   A          1,000  A
                                 1,000   B          1,000  B
Barrett, Gloria J. &            20,000   S         20,000  S     0.00%        0.00%
  James L.                      20,000   A         20,000  A

                                     -26-

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                20,000   B         20,000  B
Barrett, James G.               20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Barrett-Nelson, Hollye J.       20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Barton Family Trust            126,667   A        126,667  A     0.00%        0.00%
                               126,667   B        126,667  B
Basche, Scott                   10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Benson, Mark J.                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Bergerson, Rodney L.             1,000   S          1,000  S     0.00%        0.00%
                                 1,000   A          1,000  A
                                 1,000   B          1,000  B
Bestgen, Ted                    20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Big Cat Capital                 85,000   C         85,000  C     0.00%        0.00%
Bippus, William J.              12,500 ($5.00)     12,500($5.00) 0.00%        0.00%
Bloom, James August             10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Brentwood Financial, Ltd.      160,000   S        160,000  S     0.00%        0.00%
                               160,000   A        160,000  A
                               160,000   B        160,000  B
Brown, Jodie                    20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Brutger, Wayne A.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Buchanan, Jeffery L.            20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
Burger, Cynthia S.              20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Carmichael, Thomas S.           10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Carpenter, Raymond               1,000   S          1,000  S     0.00%        0.00%
                                 1,000   A          1,000  A
                                 1,000   B          1,000  B
CASZ LLC                        50,000   S         50,000  S     0.00%        0.00%
                                50,000 ($5.00)     50,000($5.00)
Chisholm, Roger L.              10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
CLFS Equities                   25,000   S         25,000  S     0.00%        0.00%
                                25,000 ($5.00)     25,000($5.00)
Clifford, John C.               40,000   S         40,000  S     0.00%        0.00%
                                40,000   A         40,000  A
                                40,000   B         40,000  B
Clifford Family Trust          166,667   A        166,667  A     0.00%        0.00%
                               166,667   B        166,667  B
Coatta, John B.                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Coatta, Jean E.                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Coatta, Jay D.                  20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Cohen, Morris                   20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Cole, David L.                  20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Collis, M.D., Noel D.           20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                20,000   B         20,000  B
Corliss, Robert J.              20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Craven, Richard F.              20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Crook, James W.                 20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Dahlberg, David                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
David L. Cole Pension Plan      20,000   S         20,000  S     0.00%        0.00%
  & Trust                       20,000   A         20,000  A
                                20,000   B         20,000  B
Deanmore Holdings              120,000   S        120,000  S     0.00%        0.00%
                               120,000   A        120,000  A
                               120,000   B        120,000  B
Derrer, Roland Jack & Kay       20,000   S         20,000  S     0.00%        0.00%
  Jean                          20,000   A         20,000  A
                                20,000   B         20,000  B
Dillon, Jr., Robert J.           5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Dompnier, Rene                  20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Dulas, Daniel                   10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Dulverton Holdings             120,000   S        120,000  S     0.00%        0.00%
                               120,000   A        120,000  A
                               120,000   B        120,000  B
Econology / The Founder        750,000   C        750,000  C     0.00%        0.00%
Elituv, Chavan                  40,000   S         40,000  S     0.00%        0.00%
                                40,000   A         40,000  A
                                40,000   B         40,000  B

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
Erickson, Eric                   5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Ericson, James E.               20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Erkkila, Russell E.             10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Estrich, Mark and Terry          5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Estrich, Florence                5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Eye Guys, Inc.                  10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
First Trust National
  Association Trustee           20,000   S         20,000  S     0.00%        0.00%
   FBO Thomas S. Shoopman       20,000   A         20,000  A
     IRA                        20,000   B         20,000  B
First Trust National
  Association Trustee           40,000   S         40,000  S     0.00%        0.00%
   FBO Wallace F. Miller IRA    40,000   A         40,000  A
                                40,000   B         40,000  B
First Trust National
  Association Trustee           10,000   S         10,000  S     0.00%        0.00%
   FBO Steven Graybow IRA       10,000   A         10,000  A
                                10,000   B         10,000  B
First Trust National
  Association Trustee            3,667   S          3,667  S     0.00%        0.00%
   FBO Irving J. Geislinger      3,667   A          3,667  A
     IRA                         3,667   B          3,667  B
First Trust National
  Association Trustee            9,000   S          9,000  S     0.00%        0.00%
   FBO Eric J. Overig IRA        9,000   A          9,000  A
     Rollover                    9,000   B          9,000  B

First Trust National
  Association Trustee           10,000   S         10,000  S     0.00%        0.00%
   FBO Bryan Johnson IRA        10,000   A         10,000  A
                                10,000   B         10,000  B
First Trust National
  Association Trustee           20,000   S         20,000  S     0.00%        0.00%
   FBO Charles J. Steinke       20,000   A         20,000  A
     IRA

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                20,000   B         20,000  B
First Trust National             5,000   S          5,000  S     0.00%        0.00%
  Association Trustee
   FBO Carmen M. Tesch IRA       5,000   A          5,000  A
                                 5,000   B          5,000  B
First Trust National
  Association Trustee           10,000   S         10,000  S     0.00%        0.00%
   FBO Mark V. Redman IRA       10,000   A         10,000  A
                                10,000   B         10,000  B
Fleschler, Sammy                12,500 ($5.00)     12,500($5.00) 0.00%        0.00%
Flink, John Leonard             10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Forschen, Blaine M.              3,000   S          3,000  S     0.00%        0.00%
                                 3,000   A          3,000  A
                                 3,000   B          3,000  B
Fowler, Lawrence C. &           10,000   S         10,000  S     0.00%        0.00%
  Dianne K.                     10,000   A         10,000  A
                                10,000   B         10,000  B
Francis, Donald F. &            12,500   S         12,500  S     0.00%        0.00%
  Barbara J.                    12,500 ($5.00)     12,500($5.00)
Franckowiak, Norberto & Mary    10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Franckowiak, Norberto &         10,000   S         10,000  S     0.00%        0.00%
  Janet                         10,000   A         10,000  A
                                10,000   B         10,000  B
Franckowiak, James L. and       10,000   S         10,000  S     0.00%        0.00%
  Deborah K. Sparks             10,000   A         10,000  A
                                10,000   B         10,000  B
Francine, Gene A. and Lois J.   20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Futer Family Trust             110,000   A        110,000  A     0.00%        0.00%
                               110,000   B        110,000  B
Gabon, John                     20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Garrison, Valerie A. & Lynn R.  10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                10,000   B         10,000  B
Gaykin, Ladle                   20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Geislinger, Betty                1,333   S          1,333  S     0.00%        0.00%
                                 1,333   A          1,333  A
                                 1,333   B          1,333  B
Geislinger, Irv                  5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Geislinger, Jeffrey J.           5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Geraci, Joseph A.                5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Gill, Robert A.                 20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Glutzer, Norman M. and          10,000   S         10,000  S     0.00%        0.00%
  Barbara                       10,000   A         10,000  A
                                10,000   B         10,000  B
Goetz, Jr., Roger H.            10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Goetzke, Lester                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Goldberg, Bennett               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Graybow, Rita                   30,000   S         30,000  S     0.00%        0.00%
                                30,000   A         30,000  A
                                30,000   B         30,000  B
Graybow, Bruce                  40,000   S         40,000  S     0.00%        0.00%
                                40,000   A         40,000  A
                                40,000   B         40,000  B
Graybow, Steven                 20,000   S         20,000  S     0.00%        0.00%

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Griner, Jr., Frank W.            5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Gross, Charles V.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Gustafson, William T. and       10,000   S         10,000  S     0.00%        0.00%
  Barbara J.                    10,000   A         10,000  A
                                10,000   B         10,000  B
Hafiz, Richard J.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Hanneman, William E.            15,000   S         15,000  S     0.00%        0.00%
                                15,000   A         15,000  A
                                15,000   B         15,000  B
Hart, Gary                      25,000   S         25,000  S     0.00%        0.00%
                                25,000 ($5.00)     25,000($5.00)
Helton, Michael                  1,000   S          1,000  S     0.00%        0.00%
                                 1,000   A          1,000  A
                                 1,000   B          1,000  B
Hennen, Eugene                  10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Hennen, Jr., Joseph P.          20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Hennen, Sr., Joe                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Hewitt, Robert C.               20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Hillen, John                    20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Hoffmann, D.C.                  10,000   S         10,000  S     0.00%        0.00%

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Holberg, Larry W.               50,000   S         50,000  S     0.00%        0.00%
                                50,000   A         50,000  A
                                50,000   B         50,000  B
Holberg, Darlyne L.              5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Hooe, Jr., Nelson D.            10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Hopkins, Evan                    5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Horsell, William & Cheryl       10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Hou-Tex Trust                  310,000   A        310,000  A     0.00%        0.00%
                               310,000   B        310,000  B
Huot, Irene R.                  10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Jensen, Julian S.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Jones, Robert A.                 5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Joseph Geraci IRA                5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Kaatz, Gary                      5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Kammerer, Celine                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Kaufman, Lewis H.               40,000   S         40,000  S     0.00%        0.00%

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                40,000   A         40,000  A
                                40,000   B         40,000  B
Kaufmann, Walter A.             10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Keczmer, Pamela                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Keczmer, Daniel Patrick,        20,000   S         20,000  S     0.00%        0.00%
  Sr. and Alice                 20,000   A         20,000  A
                                20,000   B         20,000  B
Keczmer, Daniel L. & Lisa A.    20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Kelly, David J.                  5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Kinney, Larry J.                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Kinney, Patrick J.              20,000   A         20,000  A     0.00%        0.00%
                                20,000   B         20,000  B
Klein, Roger A. & Darlene C.    10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Klein, Robert N.                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Klein, Gerald A.                 5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Klein, Sr., Roger H.             5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Kolb, Robert T.                 25,000   S         25,000  S     0.00%        0.00%
                                25,000 ($5.00)     25,000($5.00)
Kosar, Jr., Bernie              60,000   S         60,000  S     0.00%        0.00%
                                60,000   A         60,000  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                60,000   B         60,000  B
Kosar, Sr., Bernard and         20,000   S         20,000  S     0.00%        0.00%
  Geraldine                     20,000   A         20,000  A
                                20,000   B         20,000  B
Langer, Michael                  5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Laritson, John                   5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Larson, Wayne H.                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Lauerman, James E.              10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Lauret, Thurman                 20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Lawton, Fred W.                 20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Lease, Michael W.                5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Leckrone, Janine                 5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Lehrke, Ronald K.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Lilja, David S.                 40,000   S         40,000  S     0.00%        0.00%
                                40,000   A         40,000  A
                                40,000   B         40,000  B
Longhi, Bert                    20,000   A         20,000  A     0.00%        0.00%
                                20,000   B         20,000  B
Maddern, James R. and            3,334   S          3,334  S     0.00%        0.00%
  Kristine K.                    3,334   A          3,334  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                 3,334   B          3,334  B
Magnusson, Jan H.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Mahon, William F.               20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Mangini, Oscar R.               20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Mark and Margaret Damon         60,000   S         60,000  S     0.00%        0.00%
  Trust                         60,000   A         60,000  A
                                60,000   B         60,000  B
Mary H. Ciszewski
Self-Trusted                    20,000   S         20,000  S     0.00%        0.00%
Revocable Trust
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Matelski, George                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Matelski, Wanda E. & Carl       10,000   S         10,000  S     0.00%        0.00%
D. Parker
                                10,000   A         10,000  A
                                10,000   B         10,000  B
McKeehan, Robert J.             10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Mechi, Nabil                     5,000   C          5,000  C     0.00%        0.00%
Mercantile Bank N.A. Trustee    10,000   S         10,000  S     0.00%        0.00%
   FBO Gerald D. Stolz          10,000   A         10,000  A
     Profit Sharing Plan        10,000   B         10,000  B
Meyer, Daniel                   10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Miller, Wallace F. & DeLois J.  60,000   S         60,000  S     0.00%        0.00%
                                60,000   A         60,000  A
                                60,000   B         60,000  B
Miller, Thomas D.               20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                20,000   B         20,000  B
Mitchell, Gerald M.             10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Mitroo, J.B.                     5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Monty, Edward G.                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Morey, Gregory M.               40,000   S         40,000  S     0.00%        0.00%
                                40,000   A         40,000  A
                                40,000   B         40,000  B
Moriarty, Barbara J. and        10,000   S         10,000  S     0.00%        0.00%
  Maurice F.                    10,000   A         10,000  A
                                10,000   B         10,000  B
Mount, Richard L.               25,000   S         25,000  S     0.00%        0.00%
                                25,000 ($5.00)     25,000($5.00)
Nagel, Gregory A.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Nagel, John                    208,000   S        208,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Nakagawa, Cressey H.            25,000   S         25,000  S     0.00%        0.00%
                                25,000 ($5.00)     25,000($5.00)
Nicksa, James H.                25,000   S         25,000  S     0.00%        0.00%
                                25,000 ($5.00)     25,000($5.00)
Nicolodi, Fulvia Casella        60,000   S         60,000  S     0.00%        0.00%
                                60,000   A         60,000  A
                                60,000   B         60,000  B
Nyquist, R. Dwight and           5,000   S          5,000  S     0.00%        0.00%
  Marie Ann B.                   5,000   A          5,000  A
                                 5,000   B          5,000  B
Park, M.D., Myung C.           100,000   S        100,000  S     0.00%        0.00%
                               100,000   A        100,000  A
                               100,000   B        100,000  B
Parsons, Wayne J.                2,000   S          2,000  S     0.00%        0.00%

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                 2,000   A          2,000  A
                                 2,000   B          2,000  B
Patzner, Rick M.                70,000   S         70,000  S     0.00%        0.00%
                                70,000   A         70,000  A
                                70,000   B         70,000  B
Pearlwave Ltd.                 200,000   C        200,000  C     0.00%        0.00%
Pearson, Eldean                  5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Pechota, Gary L.                 5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Peddireddi, Srinivasa R.        30,000   S         30,000  S     0.00%        0.00%
                                30,000   A         30,000  A
                                30,000   B         30,000  B
Pellerito, Ronald                5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Penn, Sean                      20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Perman, Mark                    10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Port, Joshua                     2,500   S          2,500  S     0.00%        0.00%
                                 2,500   A          2,500  A
                                 2,500   B          2,500  B
Port, Adam                       2,500   S          2,500  S     0.00%        0.00%
                                 2,500   A          2,500  A
                                 2,500   B          2,500  B
Port, Moses                      2,500   S          2,500  S     0.00%        0.00%
                                 2,500   A          2,500  A
                                 2,500   B          2,500  B
Port, Joseph                     2,500   S          2,500  S     0.00%        0.00%
                                 2,500   A          2,500  A
                                 2,500   B          2,500  B
Port, Stephen & Phyllis         10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                10,000   B         10,000  B
Powell, John R.                  5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Pritchard, Thomas               12,500 ($5.00)     12,500($5.00) 0.00%        0.00%
Prudential Securities, Inc.     10,000   S         10,000  S     0.00%        0.00%
   Custodian for James          10,000   A         10,000  A
     Ericson Sr.                10,000   B         10,000  B
Quam, Scott A. and Kristine S.   5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Redman, Mark V. And Kathryn     10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Rieman, Raymond                 20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Robarge, Ralph and Patricia     10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Robert H. Tucker Trust          10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Robert J. Corliss IRA           20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Robinson, Derek K. Vehling      10,000   S         10,000  S     0.00%        0.00%
  and Karen A.                  10,000   A         10,000  A
                                10,000   B         10,000  B
Rohkohl, Arlene A.              10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Rover Enterprises, Ltd.        160,000   S        160,000  S     0.00%        0.00%
                               160,000   A        160,000  A
                               160,000   B        160,000  B
Royall, Richard                 12,500 ($5.00)     12,500($5.00) 0.00%        0.00%
Sanderman, Robert J.            45,000   S         45,000  S     0.00%        0.00%
                                20,000   A         20,000  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                20,000   B         20,000  B
                                25,000 ($5.00)     25,000($5.00)
Schaffer, Don M.                20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Schank, Daniel J.                5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Scott T. Zbikowski IRA          20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Segal, Randy                    40,000   S         40,000  S     0.00%        0.00%
                                40,000   A         40,000  A
                                40,000   B         40,000  B
Severini, Kerrjie Aida          10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Severini, Jr., Fred             15,000   S         15,000  S     0.00%        0.00%
                                15,000   A         15,000  A
                                15,000   B         15,000  B
Severini, Jr., Vincent J.       10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Sexton, David                    5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Shaffer, Byron G.              100,000   S        100,000  S     0.00%        0.00%
                               100,000   A        100,000  A
                               100,000   B        100,000  B
Sharon, Roee                    10,000   C         10,000  C     0.00%        0.00%
Silletto, Jan and Donna         20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Simmons, Ed                      5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Siwecki, Henry T. & Marie       60,000   S         60,000  S     0.00%        0.00%
                                60,000   A         60,000  A

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
                                60,000   B         60,000  B
Siwecki, Henry A. &             10,000   S         10,000  S     0.00%        0.00%
  Christine F.                  10,000   A         10,000  A
                                10,000   B         10,000  B
Siwecki, Henry T.               25,000   S         25,000  S     0.00%        0.00%
                                25,000 ($5.00)     25,000($5.00)
Smalley, Cathy M.                2,500   S          2,500  S     0.00%        0.00%
                                 2,500 ($5.00)      2,500($5.00)
Snyder, Dale                     2,000   S          2,000  S     0.00%        0.00%
                                 2,000   A          2,000  A
                                 2,000   B          2,000  B
Solo One LLC                     6,000 ($5.00)      6,000($5.00) 0.00%        0.00%
Spriggs, Kevin F.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Stark, Randall P.               10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Stein, Charles M.               15,000   S         15,000  S     0.00%        0.00%
                                15,000   A         15,000  A
                                15,000   B         15,000  B
Stelton, Craig                   5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Stoffel, August M. and          10,000   S         10,000  S     0.00%        0.00%
  Michelle L.                   10,000   A         10,000  A
                                10,000   B         10,000  B
Stoffel, August M. and Ann M.   20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Sud, James P.                   20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Sulak, Cecilia                  12,500   S         12,500  S     0.00%        0.00%
                                12,500 ($5.00)     12,500($5.00)
Sylla, Craig J.                  1,000   S          1,000  S     0.00%        0.00%
                                 1,000   A          1,000  A
                                 1,000   B          1,000  B

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
Tancheff, John                  20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Tautges, Thomas and Mary Jo      5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Tell, Dr. Brian                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Tesch, Michael A. & Carmen M.   19,000   S         19,000  S     0.00%        0.00%
                                19,000   A         19,000  A
                                19,000   B         19,000  B
Traut, Mark Joseph              20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Tulgestke, Gordon                6,250   S          6,250  S     0.00%        0.00%
                                 6,250 ($5.00)      6,250($5.00)
Tuschner, John M. Tuschner       5,000   S          5,000  S     0.00%        0.00%
  and Julie K. Havlicek          5,000   A          5,000  A
                                 5,000   B          5,000  B
Tuschner, Jeni                   5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Tutewohl, Leo & Sharon           5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B
Van Alen, Judith F.             70,000   S         70,000  S     0.00%        0.00%
                                70,000   A         70,000  A
                                70,000   B         70,000  B
VanOverbeke, James C. &         10,000   S         10,000  S     0.00%        0.00%
  Michaline A.                  10,000   A         10,000  A
                                10,000   B         10,000  B
Vatland, Harlan J.              10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Vern J. Langer IRA               5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B

                                                    AMOUNT
                                                   OFFERED
                                SHARES            (ASSUMING       SHARES
                               BENEFICIALLY          ALL       BENEFICIALLY
                                 OWNED              SHARES        OWNED
                                BEFORE           IMMEDIATELY      AFTER
        STOCKHOLDER             RESALE              SOLD)         RESALE    PERCENTAGE
        -----------             ------              -----         ------    ----------
Villavicencio, Gilbert          10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Vonn Ltd                        25,000   S         25,000  S     0.00%        0.00%
                               166,666   A        166,666  A
                               166,666   B        166,666  B
                                25,000 ($5.00)     25,000($5.00)
Wayne, E. Robie                 10,000   S         10,000  S     0.00%        0.00%
                                10,000   A         10,000  A
                                10,000   B         10,000  B
Westman, Bruce                  20,000   S         20,000  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
Zaremba, John M.                 3,125   S          3,125  S     0.00%        0.00%
                                 3,125 ($5.00)      3,125($5.00)
Zaremba, James R.                3,125   S          3,125  S     0.00%        0.00%
                                 3,125 ($5.00)      3,125($5.00)
Zaremba, Frank J.                3,125   S          3,125  S     0.00%        0.00%
                                 3,125 ($5.00)      3,125($5.00)
Zaremba, David                   3,125   S          3,125  S     0.00%        0.00%
                                 3,125 ($5.00)      3,125($5.00)
Zaremba Group LLC               67,750   S         67,750  S     0.00%        0.00%
                                20,000   A         20,000  A
                                20,000   B         20,000  B
                                47,750 ($5.00)     47,750($5.00)
Zbikowski, Scott T.             50,000   S         50,000  S     0.00%        0.00%
                                50,000   A         50,000  A
                                50,000   B         50,000  B
Zurek, Mark J.                   5,000   S          5,000  S     0.00%        0.00%
                                 5,000   A          5,000  A
                                 5,000   B          5,000  B

       The 16,850,002 shares offered by the Selling Stockholders, as well as the 5,033,334 Class B Warrants, may be sold from time to time by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on Nasdaq, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions. The common stock and Class B Warrants may be sold by one or more of the following: (a) block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and re-sell a portion of the block as principal to facilitate the transaction; (b) purchase by a broker or dealer for his account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. The Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. One broker dealer has received 100,000 shares of the company's common stock as compensation in connection with the company's private offering of these securities, which may be considered by the National Association of Securities Dealers to be compensation received in connection with this offering. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The company will not receive any of the proceeds from the sale of these securities, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The company will use its best efforts to file, during any period in which offers or sale are being made, one or more post-effective amendments to the Registration Statement of which this Prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

                                LEGAL MATTERS

         Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon for the company by Brewer & Pritchard, P.C., Houston, Texas. Principals of Brewer & Pritchard, P.C. own $.05 Warrants to purchase 12,500 shares of common stock and $5.00 Warrants to purchase 12,500 shares of common stock.

                                    EXPERTS

         The financial statements of Eagle Wireless International, Inc. at August 31, 1998, and for each of the years in the three-year period ended August 31, 1998, appearing in this SB-2 Registration Statement have been audited by McManus & Company, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Independent Accountant's Report


To the Board of Directors and Stockholders of Eagle Wireless International, Inc.

We have audited the accompanying balance sheets of Eagle Wireless International, Inc. as of August 31, 1998 and 1997, and the related statements of earnings, shareholders' equity, and cash flows for the years ended August 31, 1998, 1997, and 1996. These financial statements are the responsibility of Eagle Wireless International, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Wireless International, Inc. as of August 31, 1998 and 1997, and the results of their operations, shareholders' equity, and their cash flows for the years ended August 31, 1998, 1997, and 1996 in conformity with generally accepted accounting principles.




McManus & Co., P.C.
Certified Public Accountants
Morris Plains,  New Jersey


November 30, 1998

EAGLE  WIRELESS  INTERNATIONAL,  INC.
BALANCE  SHEETS

                                    ASSETS

                                                                     August  31,
                                                               1998           1997
                                                            -----------    -----------
Current Assets:
   Cash and Cash Equivalents (Note 1) ...................   $ 1,097,245    $ 2,894,561
   Accounts Receivable ..................................     5,392,078      2,895,281
   Inventories (Note 1) .................................     1,273,281      1,012,218
   Prepaid Expenses .....................................        69,490         57,469
                                                            -----------    -----------
      Total Current Assets ..............................     7,832,094      6,859,529

Property and Equipment (Note 1):
   Operating Equipment ..................................       933,050        590,461
   Less: Accumulated Depreciation .......................      (223,645)      (111,764)
                                                            -----------    -----------
      Total Property and Equipment ......................       709,405        478,697

Other Assets:
   Security Deposits ....................................         8,944         10,681
   Investment In Affiliate ..............................             0         28,663
   Organization Costs (net of accumulated
      amortization) (Note 1) ............................             0          2,328
                                                            -----------    -----------
      Total Other Assets ................................         8,944         41,672
                                                            -----------    -----------
   Total Assets .........................................   $ 8,550,443    $ 7,379,898
                                                            ===========    ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts Payable .....................................   $   336,782    $   317,169
   Accrued Expenses .....................................       117,915              0
   Shareholders' Advances (Note 10) .....................        24,519        129,372
   Notes Payable (Note 2) ...............................        12,731              0
   Capital Lease Obligations (Note 3) ...................        11,125         32,049
   Deferred Revenues ....................................        56,504              0
   Federal Income Taxes Payable (Notes 1 & 4) ...........       375,171        260,912
   Franchise Taxes Payable ..............................        41,854         20,000
   Sales Taxes Payable ..................................        37,983              0
   Deferred Taxes (Note 4) ..............................         4,888          9,056
                                                            -----------    -----------
      Total Current Liabilities .........................     1,019,472        768,558

Long - Term Liabilities:
   Capital Lease Obligations (net of current
      maturities) (Note 3) ..............................         8,621          2,791
   Deferred Taxes (Note 4) ..............................         6,182         16,161
                                                            -----------    -----------
      Total Long - Term Liabilities .....................        14,803         18,952

Commitments and Contingent Liabilities (Note 12)

Shareholders' Equity:
   Preferred Stock - $.001 par value, Authorized
      5,000,000 shares Issued -0- shares ................             0              0
   Common Stock - $.001  par value, Authorized
      100,000,000 shares Issued and Outstanding
      at 1998 and 1997 11,670,154 and 11,510,334,
      respectively ......................................        11,670         11,510
   Paid in Capital ......................................     5,972,832      5,820,180
   Retained Earnings ....................................     1,531,666        760,698
                                                            -----------    -----------
      Total Shareholders' Equity ........................     7,516,168      6,592,388

   Total Liabilities and Shareholders' Equity ...........   $ 8,550,443    $ 7,379,898
                                                            ===========    ===========

See accompanying accountant's report and notes to the financial statements.

                                      -F2-

EAGLE  WIRELESS  INTERNATIONAL,  INC.
STATEMENTS  OF  EARNINGS

                                                    For the Years Ended August 31,
                                                 1998            1997          1996
                                              -----------    -----------    -----------
Net  Sales ................................   $ 4,827,434    $ 3,971,369    $ 1,018,441

Cost of Goods Sold
   Materials and Supplies .................     1,181,776        920,375        228,765
   Direct Labor and Related  Costs ........       355,644        260,776        290,743
   Depreciation and Amortization ..........        17,542         21,400         19,986
   Other Manufacturing Costs ..............       409,992        346,453        104,776
                                              -----------    -----------    -----------
      Total Cost of Goods Sold ............     1,964,954      1,549,004        644,271
                                              -----------    -----------    -----------
Gross Profit ..............................     2,862,480      2,422,365        374,170
                                              -----------    -----------    -----------
Operating Expenses
   Selling, General and Administrative
      Salaries and Related Costs ..........       736,734        607,160        181,338
      Advertising and Promotion ...........       193,172        176,131         65,461
      Depreciation and Amortization .......       128,997         58,135         13,451
      Research & Development ..............       236,869        333,200              0
      Other Support Costs .................       811,286        430,413         83,638
                                              -----------    -----------    -----------
      Total Operating Expenses ............     2,107,058      1,605,039        343,888

Earnings From Operations Before Other
Revenues/(Expenses), Income Taxes, and
Loss From Minority Interest in Affiliate ..       755,422        817,326         30,282

Other Revenues/(Expenses)
   Interest Income ........................       427,144        328,760         10,501
   Interest Expense .......................        (5,451)        (6,533)        (2,896)
                                              -----------    -----------    -----------
      Total Other Revenues ................       421,693        322,227          7,605

Earnings Before Income Taxes & Loss From
Minority Interest in Affiliate ............     1,177,115      1,139,553         37,887

   Loss From Minority Interest in Affiliate       (28,663)       (71,337)             0
                                              -----------    -----------    -----------
Earnings Before Income Taxes ..............     1,148,452      1,068,216         37,887

   Provision For Income Taxes .............       377,484        339,722          5,683
                                              -----------    -----------    -----------
Net Earnings ..............................       770,968        728,494         32,204

Retained Earnings - Beginning of Year .....       760,698         32,204              0
                                              -----------    -----------    -----------
Retained Earnings - End of Year ...........   $ 1,531,666    $   760,698    $    32,204
                                              -----------    -----------    -----------
Net Earnings Per Common Share:
      Primary (Note 1) ....................   $     0.066    $     0.070    $     0.003
      Fully  Diluted (Note 1) .............   $     0.055    $     0.039    $     0.002

See accompanying accountant's report and notes to the financial statements.

                                      -F3-

EAGLE WIRELESS INTERNATIONAL, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                Additional      Total
September 1, 1995                       Common     Preferred    Paid In        Retained   Shareholders'
To August 31, 1998                      Stock        Stock       Capital       Earnings      Equity
                                       --------    ---------   -----------    ----------   -----------
As Of September 1, 1995 ............   $  1,000    $       0   $         0    $        0   $     1,000
                                       --------    ---------   -----------    ----------   -----------
Net Earnings 1996 ..................       --           --            --          32,204        32,204

Common Stock Relinquished ..........     (1,000)           0             0             0        (1,000)

New Stock Issued to Shareholders
      Hou-Tex Trust (July 1996) ....      3,150            0       238,627             0       241,777
      Futer Family Trust (July 1996)        990            0        74,996             0        75,986
      John Nagel (July 1996) .......        180            0        13,636             0        13,816
      Bailey Trust (July 1996) .....        180            0        13,636             0        13,816

Private Placement ..................      2,446            0     1,926,254             0     1,928,700

Issuance of Warrants for
   Fundraising Activities ..........          0            0        88,343             0        88,343

Syndication Costs ..................          0            0      (317,636)            0      (317,636)
                                       --------    ---------   -----------    ----------   -----------
Total Shareholders' Equity
   As Of August 31, 1996 ...........      6,946            0     2,037,856        32,204     2,077,006

Net Earnings 1997 ..................       --           --            --         728,494       728,494

Private Placement ..................      1,587            0     4,117,759             0     4,119,346

Conversion of Notes Payable and
   Advances to Common Stock ........      2,277            0       487,092             0       489,369

Exercise of $.01 Warrants:
   B & F Trust .....................        490            0         4,410             0         4,900
   Futer Family Trust ..............        154            0         1,386             0         1,540
   John Nagel ......................         28            0           252             0           280
   Bailey Trust ....................         28            0           252             0           280

Issuance of Warrants for
   Fundraising Activities ..........          0            0       192,000             0       192,000

Syndication Costs ..................          0            0    (1,020,827)            0    (1,020,827)
                                       --------    ---------   -----------    ----------   -----------
Total Shareholders' Equity
   As Of August 31, 1997 ...........     11,510            0     5,820,180       760,698     6,592,388

Net Earnings 1998 ..................       --           --            --         770,968       770,968

New Stock Issued to Shareholders
   J. Hamilton (Nov. 1997) .........         40            0        59,960             0        60,000
   D. Walker (Nov. 1997) ...........         55            0        82,445             0        82,500
   D. Walker (Aug. 1998) ...........         65            0        95,564             0        95,629

Syndication  Costs .................          0            0       (85,317)            0       (85,317)
                                       --------    ---------   -----------    ----------   -----------
Total Shareholders' Equity
   As Of August 31, 1998 ...........   $ 11,670    $       0   $ 5,972,832    $1,531,666   $ 7,516,168
                                       ========    =========   ===========    ==========   ===========

See accompanying accountant's report and notes to the financial statements.

                                      -F4-

EAGLE  WIRELESS  INTERNATIONAL,  INC.
STATEMENTS  OF  CASH  FLOWS

                                                          For  the  Years  Ended  August  31,
                                                           1998           1997           1996
                                                       -----------    -----------    -----------
Cash Flows From Operating Activities
   Net Earnings ....................................   $   770,968    $   728,494    $    32,204

   Adjustments To Reconcile Net Earnings To Net
      Cash Used  By  Operating  Activities:
      Depreciation and Amortization ................       146,539         79,535         33,437
      (Increase)/Decrease in Accounts Receivable ...    (2,496,797)    (2,536,348)      (270,144)
      (Increase)/Decrease in Inventories ...........      (261,063)      (486,907)      (228,978)
      (Increase)/Decrease in Prepaid Expenses ......       (12,021)       (40,846)       (16,623)
      Increase/(Decrease) in Accounts Payable ......        19,613          9,868        168,013
      Increase/(Decrease) in Accrued Payroll Taxes .             0         16,635              0
      Increase/(Decrease) in Accrued Expenses ......       117,915        (53,374)          (760)
      Increase/(Decrease) in Deferred Taxes ........       (14,147)        19,534          5,683
      Increase/(Decrease) in Customer Deposits .....             0       (209,283)       130,948
      Increase/(Decrease) in Deferred Revenues .....        56,504              0              0
      Increase/(Decrease) in Sales Tax Payable .....        37,983              0              0
      Increase/(Decrease) in Fed Inc Taxes Payable .       114,259        260,912              0
      Increase/(Decrease) in Franchise Taxes Payable        21,854         20,000              0
                                                       -----------    -----------    -----------
      Total Adjustments ............................    (2,269,361)    (2,920,274)      (178,424)
                                                       -----------    -----------    -----------
   Net Cash Used By Operating Activities ...........    (1,498,393)    (2,191,780)      (146,220)

Cash Flows From Investing Activities
Purchase of Property and Equipment .................      (377,247)      (164,937)       (55,735)
   (Increase)/Decrease in Other Assets .............         4,065         35,769        (48,775)
   (Increase)/Decrease in Investment in Affiliate ..        28,663        (28,663)             0
                                                       -----------    -----------    -----------
Net Cash Used By Investing Activities ..............      (344,519)      (157,831)      (104,510)

Cash Flows From Financing Activities
   Increase/(Decrease) in Notes Payable ............             0       (375,000)       375,000
   Increase/(Decrease) in Notes Payable ............        12,731        (11,082)        11,082
   Increase/(Decrease) in Capital Leases ...........       (15,094)        (2,558)        37,398
   Increase/(Decrease) in Shareholders' Advances ...      (104,853)      (160,628)             0
   Increase/(Decrease) in Subscriptions  Payable ...             0        (97,500)        97,500
   Proceeds From Sale of Common Stock, Net .........       152,812      3,786,888      1,833,802
                                                       -----------    -----------    -----------
Net Cash Provided By Financing Activities ..........        45,596      3,140,120      2,354,782

Net Increase/(Decrease) in Cash ....................    (1,797,316)       790,509      2,104,052

Cash at the Beginning of the Year ..................     2,894,561      2,104,052              0

Cash at the End of the Year ........................   $ 1,097,245    $ 2,894,561    $ 2,104,052
                                                       ===========    ===========    ===========

Supplemental Disclosures of Cash Flow Information:
   Net cash paid during the year for:
      Interest .....................................   $     5,451    $     6,533    $     2,896
      Income Taxes .................................       338,688        306,254         26,812

See accompanying accountant's report and notes to the financial statements.

                                      -F5-

NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

Eagle Wireless International, Inc., (the Company), incorporated as a Texas corporation on May 24, 1993 and commenced business in April of 1996. The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems.

Prior to April, 1996, the Company was inactive. During April, 1996, the Company commenced operations by the issuance of stock for cash, certain inventories, test equipment, other assets, and the assumption of certain liabilities to its principal shareholder. Concurrent with this transaction, the Company entered into an asset purchase agreement with a company to acquire certain other production equipment, inventories and furniture and equipment.

A)    Cash and Cash Equivalents

The Company has $1,088,555 and $2,873,806 invested in interest bearing accounts at August 31, 1998 and 1997, respectively.

B)    Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                                     YEARS
                                                     -----
            Machinery and equipment ..............       7
            Furniture and Fixtures ...............       7

Expenditures for maintenance and repairs are charged against income as incurred and major improvements are capitalized.

                                      -F6-

C)    Inventories

Inventories are valued at the lower of cost or market. The cost is determined by using the FIFO method. Inventories consist of the following items:

                                                         AUGUST 31,
                                                 --------------------------
                                                    1998            1997
                                                 ----------      ----------
     Raw Materials ...................           $  719,157      $  602,174
     Work in Process .................              554,124         400,069
     Finished Goods ..................                  -0-           9,975
                                                 ----------      ----------
                                                 $1,273,281      $1,012,218
                                                 ==========      ==========

D)    Organizational Costs

For the year ended August 31, 1998, the Company has adopted the provisions of the AICPA's Statement of Position (SOP) No. 98-5 "Reporting on the Costs of Start-Up Activities", which requires that all costs related to a companies start-up activities should now be expensed during the period incurred rather than capitalized and amortized over a period of time.

Prior to the year ended August 31, 1998, organizational costs had been amortized using the straight - line method over a period of sixty (60) months. Accumulated amortization was $997 for the year ended August 31, 1997.

As a result of "SOP" 98-5, the remaining unamortized organization costs of $2,328 have been expensed through amortization expense.

E)    Research and Development Costs

The Company's research and development costs include obligations to perform contractual services for outside parties. These costs are expensed as contract revenues are earned. Research and development costs of $236,869 and $333,200 were expensed for the periods ended August 31, 1998 and 1997, respectively. Contract revenues earned for the periods ended August 31, 1998 and 1997 were approximately $ 656,512 and $425,000, respectively.

                                      -F7-

F)    Income Taxes

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income which relate primarily to depreciation methods.

G)    Net Earnings Per Common Share

Net earnings per common share is shown as both primary and fully diluted. Primary earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding. Fully diluted earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive common stock equivalents. The components used for the computations are shown as follows:

                                               AUGUST 31, 1998   AUGUST 31, 1997
                                               ---------------   ---------------
      Weighted Average Number of Common
          Shares Outstanding Including:

      Primary Common Stock Equivalents .....        11,594,902        10,368,474
      Fully Dilutive Common Stock Equivalents       14,087,902        18,876,808

H)    Warrants for Funding Activities

To date, the Company has issued the following warrants: 5,033,334 Class A; 5,033,334 Class B; 1,050,000 Class C; 1,050,000 $.05; 1,375,000 $.50; 425,000
$5.00;150,000 $1.50; 150,000 $2.00; 200,000 $3.00; 200,000 $5.00; 200,000 $7.00;
200,000 $9.00; 200,000 $11.00; and 50,000 $2.00. Certain of these warrants were issued to individuals and trusts for their assistance in the fundraising activities. The Company has assigned a value of $280,343 as compensation for these fund raising activities.

I)    Advertising and Promotion

All advertising related costs are expensed as incurred. The Company does not incur any cost for direct-response advertising. For the periods ended August 31, 1998 and 1997, the Company had expensed $193,172 and $176,131, respectively.

                                      -F8-

J)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.


K)    Reclassification

The Company has reclassified certain costs and expenses for the year ended August 31, 1997 to facilitate comparison to the year ended August 31, 1998.

NOTE 2 - NOTES PAYABLE:
                                                                   AUGUST 31,
                                                               -----------------
                                                                1998       1997
                                                               -------     -----
Unsecured note to the insurance
company bearing interest at 9.6%,
due $2,122 monthly until January 1999  ...................     $12,731     $ -0-
                                                               -------     -----
      Total ..............................................      12,731       -0-
      Less Current Portion of
         Long - Term Debt ................................      12,731       -0-
                                                               -------     -----
      Total Long - Term Debt..............................     $   -0-     $ -0-
                                                               =======     =====

NOTE 3 - CAPITAL LEASE OBLIGATIONS:

                                                                   AUGUST 31,
                                                               -----------------
                                                                1998       1997
                                                               ------     ------
      Equipment lease with Compix
      bearing interest at 15%, payable in
      monthly installments of $624; due
      July 1998  .........................................      $ -0-     $5,856

                                      -F9-

                                                                  AUGUST 31,
                                                           ---------------------
                                                             1998          1997
                                                           -------       -------
      Equipment lease with IFR bearing
      interest at 15%, payable in monthly
      installments of $1,427; due June 1998  .......           -0-        12,133

      Equipment lease with Associates
      Capital bearing interest at 7%,
      payable in monthly installments
      of $1,177; due Sept. 1998  ...................         2,272        14,271

      Equipment lease with IKON Office
      Solutions bearing interest at 18%
      payable in monthly installments of
      $105; due March, 2000 ........................         1,746         2,580

      Software lease with Manifest Group
      bearing interest at 14%, payable in
      monthly installments of $751; due
      August, 2000  ................................       $15,728         $ -0-
                                                           -------       -------
              Total Obligations ....................        19,746        34,840

              Less Current Portion of
                 Lease Obligations .................        11,125        32,049
                                                           -------       -------
              Total Long - Term Capital
             Lease Obligations .....................       $ 8,621       $ 2,791
                                                           =======       =======

The capitalized lease obligations are collateralized by the related equipment acquired with a net book value of approximately $ 45,000 and $ 35,000 at August 31, 1998 and 1997, respectively. The future minimum lease payments under the capital leases and the net present value of the future lease payments at August 31, 1998 and 1997 are as follows:

                                                   AUG. 31, 1998   AUG. 31, 1997
                                                   -------------   -------------
Total minimum lease payments ...................   $      22,319   $      39,690
Less: Amount representing interest .............           2,573           4,850
                                                   -------------   -------------
Present value of net minimum
    lease payments .............................   $      19,746   $      34,840
                                                   =============   =============


                                     -F10-

            Future obligations under the lease terms are:

                  PERIOD ENDING
                   AUGUST  31,                         AMOUNT
                  ----------------                     -------
                  1999 ..........................      $12,543
                  2000 ..........................        9,776
                                                       -------
                  Total .........................      $22,319
                                                       =======

NOTE 4 - INCOME TAXES:

As discussed in note 1, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

A) The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

                                                                  AUGUST 31,
                                                               ----------------
                                                                1998      1997
                                                               ------    ------
                                                                 %           %
      U.S. Federal Statutory Tax Rate ......................       34        34
      U.S. Valuation Difference ............................       (1)       (7)
                                                               ------    ------
      Effective U.S. Tax Rate ..............................       33        27

      Foreign Tax Valuation ................................      -0-         5
                                                               ------    ------
      Effective Tax Rate ...................................       33        32
                                                               ======    ======

B) Deferred income taxes are provided for differences between financial statement and income tax reporting. Principal difference is the manner in which depreciation is computed for financial and income tax reporting purposes.

                                     -F11-

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS AND WARRANTS:

In July, 1996, the Board of Directors and majority shareholders authorized 5,000,000 shares of Preferred Stock with a par value of $.001. As of August 31, 1997, no Preferred Stock has been issued.

In July, 1996, the Board of Directors and majority shareholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of August 31, 1997, no options have been granted pursuant to such plan.

In May of 1996, the Company received an aggregate of $375,000 in bridge financing in the form of interest-free convertible notes from unaffiliated individuals. Holders of $369,000 of these notes converted into 369,000 shares of Company common stock, and the balance of $6,000 was retired in November of 1996. In conjunction with the issuance of such indebtedness, the Company has issued such investors $.50 Warrants to purchase 375,000 shares of common stock, and $5.00 Warrants to purchase up to 375,000 shares of common stock.

The Company has issued the following warrants which have since been exercised:

      700,000 stock purchase warrants which expire July, 2000. The warrants are to purchase fully paid and non- assessable shares of the common stock, par value $.001 per share at a purchase price of $.01 per share. These warrants were exercised as of August 31, 1997.

The Company has issued and outstanding the following warrants which have not yet been exercised at August 31, 1997:

      1,050,000 stock purchase warrants which expire May, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.05 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire May, 1999 if not exercised.

      1,375,000 stock purchase warrants which expire May, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire May, 1999 if not exercised.

                                     -F12-

      150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $1.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $4.00 per share for sixty-one consecutive trading days. These warrants will expire one year from the date of effective registration of the underlying shares of common stock. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $2.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for sixty-one consecutive trading days. These warrants will expire one year from the date of effective registration of the underlying shares of common stock. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      50,000 stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the warrants by paying holders $.05 per warrant. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $3.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $7.50 per share for sixty-one consecutive trading days. These warrants will expire two years from the date of effective registration of the underlying shares of common stock. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

                                     -F13-

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $10.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      425,000 stock purchases warrants which expire May, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants are subject to restrictions regarding the timing of exercise. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $7.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $12.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $9.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $14.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $11.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $16.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of August 31, 1998, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

                                     -F14-

      5,033,334 Class A stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $4.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

      5,033,334 Class B stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $6.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant. The underlying shares of common stock and Class B Warrants were registered for resale on September 4, 1997 under the Securities Act of 1933.

      1,050,000 Class C stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

      400,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at various purchase prices. These warrants have been reserved to be issued through an employee stock option plan where the exercise price is equal to the market price at the date of issuance. These stock purchase warrants may be redeemed after six months of issuance and expire five years after the date of issuance. The underlying shares of common stock have been registered for resale under the Securities Act of 1933.

                                     -F15-

      The warrants outstanding are segregated into three categories (exercisable, non-exercisable, and non- registered). They are summarized as follows:

                    Warrants  Issued           Warrants  Exercisable              Warrants
Class  of              August  31,                  August  31,               Non         Non         Exercise
 Warrants          1998          1997          1998            1997        Exercised   Registered       Price
-------------   ----------    ----------   -------------   -------------   ----------   ---------   -------------
 0.01            Exercised     Exercised            0.00            0.00            0           0            0.01
 0.05            1,050,000     1,050,000            0.00            0.00    1,050,000           0            0.05
 0.50            1,375,000     1,375,000            0.00            0.00    1,375,000           0            0.50
 5.00              425,000*      425,000         425,000         425,000            0           0            5.00
 4.00            5,033,334*    5,033,334       5,033,334       5,033,334            0           0            4.00
 6.00            5,033,334*    5,033,334       5,033,334       5,033,334            0           0            6.00
 2.00            1,050,000*    1,050,000       1,050,000       1,050,000            0           0            2.00

 1.50              150,000             0            0.00            0.00            0     150,000            1.50
 2.00              150,000             0            0.00            0.00            0     150,000            2.00
 3.00              200,000             0            0.00            0.00            0     200,000            3.00
 5.00              200,000             0            0.00            0.00            0     200,000            5.00
 7.00              200,000             0            0.00            0.00            0     200,000            7.00
 9.00              200,000             0            0.00            0.00            0     200,000            9.00
11.00              200,000             0            0.00            0.00            0     200,000           11.00

 2.00               50,000*            0          50,000               0            0           0            2.00
ESOP               332,000*            0         332,000               0            0           0          >$1.38
ESOP                68,000             0          68,000               0            0           0          <$1.38
                ----------    ----------   -------------   -------------   ----------   ---------
                15,716,668    13,966,668      11,991,668      11,541,668    2,425,000   1,300,000

An asterisk (*) denotes warrants which would have an anti-dilutive effect if currently used to calculate earnings per share for the year ended August 31, 1998.

NOTE 6 - RELATED PARTY TRANSACTIONS:

In April 1996, the Company entered into a number of non-cash transactions. Inventories and property in the amounts of $200,000 and $300,000, respectively, were contributed to the Company by the Hou-Tex Trust, Bailey Trust, Futer Family Trust, and John Nagel and recorded at each individuals' respective historical cost. The Company also received inventory, accounts receivable, and furniture and fixtures in the amounts of $96,333, $88,789, $70,000, respectively, in exchange for the assumption of liabilities totaling $255,122. Additionally, the Company issued a note payable to an affiliate in the amount of $155,000 and concurrently issued 4,500,000 shares of common stock for $345,395.

For the period ended August 31, 1997, 1,908,000 shares had been issued to the Vonn, Ltd. and Messrs. Clifford and Barton for cash advances of $120,000.

For the year ended August 31, 1998, the Company has repaid certain advances to shareholders. (See Note 10)

                                     -F16-

NOTE 7 - SEGMENT INFORMATION:

The Company had gross revenues of $4,827,434 and $3,971,369 for the years ended August 31, 1998 and 1997, respectively. The following parties individually represent a greater than ten percent of these revenues.

                                     August 31, 1998           August 31, 1997
Customer                           Amount     Percentage     Amount   Percentage
----------------------------     ----------   ----------   ---------- ----------
Customer A .................     $2,892,769     59.92%     $2,385,747     60.07%
Customer B .................     $  656,512     11.71%     $  512,290     12.90%

NOTE 8  - INVESTMENT IN LINK - TWO COMMUNICATIONS, INC.:

The Company and Link - Two Communications, Inc. (Link II) have executed an agreement, whereby the Company would receive up to an eight percent equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II was earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than thirty days. At August 31, 1998 and 1997, the Company had earned a 5.0% and 6.8%, respectively, minority equity interest in Link II. This is evidenced by the issuance of 240,000 shares of Link II common stock to the Company. As of August 31, 1998 and 1997, the Company has recorded it share of losses in this unconsolidated affiliate. The loss as a minority shareholder totaled $28,663 and $71,337, respectively.

Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice president, director, and chief operating officer, and A.L. Clifford, a director of the Company, are also principal stockholders of Link II. Mr. Clifford is also the chairman and chief executive officer of Link II and Dr. Cubley is a director of Link II.

                                     -F17-

NOTE 9 - RISK FACTORS:

For the years ended August 31, 1998 and 1997, substantially all of the Company's business activities have remained within the United States and have been extended to the wireless infrastructure industry. Approximately seventy-four percent of the Company's revenues and receivables have been created solely in the state of Texas, one and one-half percent have been created in the international market, and the approximate twenty-four and one-half percent remainder has been created relatively evenly over the rest of the nation during the year ended August 31, 1998 whereas approximately eighty-three percent of the Company's revenues and receivables have been created solely in the state of Texas, six and one-half percent have been created in the international market, and the approximate ten and one-half percent remainder has been created relatively evenly over the rest of the nation for the year ended August 31, 1997.

Through the normal course of business, the Company generally does not require its customers to post any collateral. However, because Link II constitutes 60% and 61% of the Company's gross revenues and 95% and 75% of the its accounts receivable for the years ended August 31, 1998 and 1997, respectively, the two companies have reached an agreement whereby the Company has received a minority interest in Link II based upon accounts receivable.
(See Note 8)

Although the Company has concentrated its efforts in the wireless infrastructure industry during the years ended August 31, 1998 and 1997, it is management's belief that the Company faces little credit or economic risk due to the continuous growth the market is experiencing.

NOTE 10 - SHAREHOLDERS' ADVANCES:

Certain officers and an employee advanced the Company $290,000. At August 31, 1998 and 1997, the Company owes $24,519 and $129,372, respectively. The shareholder advances are non-interest bearing and payable upon demand.

NOTE 11 - FOREIGN OPERATIONS:

Although the Company is based in the United States, its product is sold on the international market. Presently, international sales total 1.4 % and 6.5% at August 31, 1998 and 1997, respectively.

                                     -F18-

NOTE 12 - COMMITMENTS AND CONTINGENT LIABILITIES:

The Company now leases its primary office space for $7,931 per month under a non-cancelable lease expiring on March 31, 1999. For the periods ending August 31, 1998 and 1997, rental expenses of $93,510 and $94,036, respectively, were incurred.

            Future obligations under the non-cancelable lease terms are:

                   PERIOD ENDING
                     AUGUST 31,                   AMOUNT
                   --------------               ---------
                         1999..............     $  55,517
                                                =========

The Company has entered into an agreement with a public relations consultant whereby the consultant will develop, implement, and maintain an ongoing program to increase the investment community's awareness of the Company's activities and to stimulate the investment community's interest in the Company. As compensation for these services, the consultant will be paid $5,000 per month. Additionally, the consultant will receive options to purchase 100,000 shares of the Company's common stock for $1.00 per share. The delivery of the options to purchase the 100,000 shares of common stock is contingent upon the attainment of certain objective criteria as outlined in the July 16, 1998 agreement between the Company and the public relations consulting firm.

The Company has provided a finance company a limited manufacturer's guarantee for an amount not to exceed $910,845 for equipment and services sold to a customer of the Company. In the event of default by the customer, after a minimum period of ninety days from the date default is declared and after having exhausted all available remedies against the customer, the finance company may seek payment directly from the Company. Under this guarantee, the Company may elect to assume the lease from the finance company under the original terms and conditions or may elect to pay all amounts due in arrears under the original agreement and pay-off the lease through a one-time payment of the unamortized balance.

The Company has been named as a defendant in a lawsuit involving a vendor of the Company. Although the potential liability totals $19,940, an accrual of $10,000 had been formed during the fiscal year ended August 31, 1997. It is management's belief that this suit will be settled for approximately $10,000, the amount of the accrual.

                                     -F19-

During September 1998, the Company has filed a petition with the District Court in Harris County, Texas against Micro-MRP, Inc., a California corporation that sells manufacturing and accounting software, alleging deceptive trade practices, fraud, misrepresentation, negligence, and breach of implied warranty. The Company is seeking the payment of $28,301 in expenses plus unspecified damages in connection with its October 1996 purchase of manufacturing and accounting software from Micro-MRP.

NOTE 13 -  EMPLOYEE STOCK OPTION PLAN:

In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of the Company's common stock have been reserved for issuance. Under this plan, as of August 31, 1998, 82,875 warrants have been issued to various employees. None of these outstanding warrants have been exercised to date.

NOTE 14 - RETIREMENT PLANS:

During October 1997, the Company initiated a 401(k) plan for its employees which is funded through the contributions of its participants. This plan maintains that the Company will match up to 3% of each participant's contribution. As of August 31, 1998, employee contributions were approximately $55,600 whereas the amount matched by the employer was approximately $17,000.

NOTE 15 - MAJOR CUSTOMER:

As of August 31, 1998, the Company has a receivable due from Link-Two Communications (link II) in the amount of $5,142,950. As of August 31, 1998, Link II is continuing to sell equity securities, assets, and products which are being used to retire this receivable. Link II is currently negotiating with Nikko Co., Ltd. and affiliates to fund twenty million dollars in equity and loans to complete the building out of its nationwide two-way messaging system. This receivable is secured by substantially all assets of Link II including radio frequency licenses which have been valued by outside appraisal firms to be in excess of twenty-million dollars. In August 1998, Link II commenced operations of its nationwide two-way messaging system. Based upon the aforementioned, management believes the risk involved with this receivable are minimal.

                                     -F20-

NOTE 16 - SUBSEQUENT EVENTS

Subsequent to August 31, 1998, the Company signed a letter of intent with Nikko Co., Ltd. to form an exclusive joint venture to collaborate in the development of communication messaging devices for the North, Central and South American markets.

                                      -F21-

                       EAGLE WIRELESS INTERNATIONAL, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                 NOVEMBER 30,       AUGUST 31,
                                                    1998              1998
                                                 (UNAUDITED)        (AUDITED)
CURRENT ASSETS:
   Cash and Cash Equivalents (Note 1) ..........   $   539          $ 1,097
   Accounts Receivable .........................     6,084            5,392
   Inventories (Note 1) ........................     1,305            1,273
   Prepaid Expenses ............................        15               70
                                                   -------          -------
      Total Current Assets .....................     7,943            7,832

PROPERTY AND EQUIPMENT (NOTE 1):
   Operating Equipment .........................       957              933
   Less: Accumulated Depreciation ..............      (251)            (224)
                                                   -------          -------
      Total Property and Equipment .............       706              709

OTHER ASSETS:
   Security Deposits ...........................        11                9
                                                   -------          -------
      Total Other Assets .......................        11                9

   TOTAL ASSETS ................................   $ 8,660          $ 8,550
                                                   =======          =======


         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts  Payable ...........................   $   313          $   337
   Accrued Expenses ............................       109              118
   Shareholders' Advances (Note 10) ............      --                 24
   Notes Payable (Note 2) ......................         9               13
   Capital Lease Obligations (Note 3) ..........        13               11
   Deferred Revenues ...........................        53               56
   Federal Income Taxes Payable (Notes 1 & 4) ..       431              375
   Franchise Taxes Payable .....................        49               42
   Sales Taxes Payable .........................        44               38
   Deferred Taxes (Note 4) .....................         5                5
                                                   -------          -------
      Total Current Liabilities ................     1,026            1,019

LONG - TERM LIABILITIES:
   Capital Lease Obligations (net of current
     maturities) (Note 3) ......................        16                9
   Deferred Taxes (Note 4) .....................         6                6
                                                   -------          -------
      Total Long - Term Liabilities ............        22               15

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 12)

SHAREHOLDERS' EQUITY:
   Preferred Stock - $.001 par value,
     Authorized 5,000,000 shares
     Issued -0- shares .........................        --               --
   Common  Stock - $.001 par value,
     Authorized  100,000,000 shares
     Issued  and  Outstanding  at  November 30
     and August 31, 1988 11,670,155 shares .....        12               12
   Paid in Capital .............................     5,973            5,973
   Retained Earnings ...........................     1,627            1,531
                                                   -------          -------
      Total Shareholders' Equity ...............     7,612            7,516

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..   $ 8,660          $ 8,550
                                                   =======          =======

See accompanying notes to the financial statements.


                                      -F22-

                      EAGLE WIRELESS INTERNATIONAL, INC.
                            STATEMENTS OF EARNINGS
                                (IN THOUSANDS)


                                               THREE MONTHS    THREE MONTHS
                                                   ENDED           ENDED
                                                NOVEMBER 30,    NOVEMBER 30,
                                                   1998            1997
                                               (UNAUDITED)      (UNAUDITED)

NET SALES .................................   $        931    $        558

COST OF GOODS SOLD
   Materials and Supplies .................            184              35
   Direct Labor and Related Costs .........            163              84
   Depreciation and Amortization ..........             18               6
   Other Manufacturing Costs ..............             55              91
                                              ------------    ------------
      Total Cost of Goods Sold ............            420             216
                                              ------------    ------------
GROSS  PROFIT .............................            511             342

OPERATING EXPENSES
   Selling, General and Administrative
      Salaries and Related Costs ..........            131             113
      Advertising and Promotion ...........             68             215
      Depreciation and Amortization .......              9              17
      Research & Development ..............            154              33
      Other Support Costs .................            173              33
                                              ------------    ------------
         Total Operating Expenses .........            535             411
                                              ------------    ------------

EARNINGS FROM OPERATIONS BEFORE OTHER
REVENUES/ (EXPENSES) AND INCOME TAXES .....            (24)            (69)

OTHER REVENUES/ (EXPENSES)
   Interest Income (net) ..................            176              95
                                              ------------    ------------
      Total Other Revenues ................            176              95
                                              ------------    ------------
EARNINGS BEFORE INCOME TAXES ..............            152              26

   Provision For Income Taxes .............             56               9
                                              ------------    ------------
NET EARNINGS ..............................   $         96    $         17
                                              ============    ============

Net Earnings Per Common Share:
      Primary .............................   $       .01     $       .001
      Diluted .............................   $       .01     $       .001

Weighted Average Common Shares Outstanding:
      Primary .............................     11,670,155      11,542,001
      Diluted .............................     11,750,530      11,549,876



See accompanying notes to the financial statements.

                                      -F23-

                         EAGLE WIRELESS INTERNATIONAL, INC.
                   STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                     UNAUDITED
                                   (IN THOUSANDS)

                                                           Additional                    Total
August 31, 1997                     Common    Preferred     Paid In        Retained   Shareholders'
To November 30, 1998                Stock       Stock       Capital        Earnings      Equity
----------------------             --------  -----------  -------------   ----------  -------------
Total As of August 31, 1997 .....       12           --        5,820           760        6,592

Net Earnings 1998 ...............                                              771          771
New Stock Issued to Shareholders
   J. Hamilton (Nov. 1997) ......       --           --           60             0           60
   D. Walker (Nov. 1997) ........       --           --           82             0           82
   D. Walker (Aug. 1998) ........       --           --           96             0           96
Syndication Costs ...............       --           --          (85)            0          (85)
                                    ------       ------       ------        ------       ------
Total As Of August 31, 1998 .....       12           --        5,973         1,531        7,516

Net Earnings For The Three Months
   Ended November 30, 1998 ......                                               96           96
                                    ------       ------       ------        ------       ------
Total As Of November 30, 1998 ...       12           --        5,973         1,627        7,612
                                    ======       ======       ======        ======       ======


See accompanying notes to the financial statements.

                                      -F24-

                       EAGLE WIRELESS INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                      THREE MONTHS  THREE MONTHS
                                                          ENDED        ENDED
                                                      NOVEMBER 30,  NOVEMBER 30,
                                                          1998          1997
                                                      (UNAUDITED)    (UNAUDITED)
Cash Flows From Operating Activities
   Net  Earnings ...................................   $    96       $    17

   Adjustments To Reconcile Net Earnings To
     Net Cash
      Used By Operating Activities:
      Depreciation and Amortization ................        27            23
      (Increase)/Decrease in Accounts
        Receivable .................................      (692)          194
      (Increase)/Decrease in Inventories ...........       (32)         (303)
      (Increase)/Decrease in Prepaid Expenses ......        55             5
      Increase/(Decrease) in Accounts Payable
        and Accrued Exp ............................       (33)         (141)
      Increase/(Decrease) in Deferred Taxes ........        --             4
      Increase/(Decrease) in Deferred Revenues .....        (3)           --
      Increase/(Decrease) in Sales Tax Payable .....         6            --
      Increase/(Decrease) in Fed Inc Taxes Payable .        56            --
      Increase/(Decrease) in Franchise Taxes Payable         7            --
                                                       -------       -------
      Total Adjustments ............................      (609)         (217)
                                                       -------       -------
   Net Cash Used By Operating Activities ...........      (513)         (200)

Cash Flows From Investing Activities
   Purchase of Property and Equipment ..............       (24)          (84)
   (Increase)/Decrease in Other Assets .............        (2)          (51)
                                                       -------       -------
Net Cash Used By Investing Activities ..............       (26)         (135)
                                                       -------       -------
Cash Flows From Financing Activities
   Increase/(Decrease) in Notes Payable and
     Capital Leases ................................         5            (9)
   Increase/(Decrease) in Shareholders' Advances ...       (24)           (4)
   Increase/(Decrease) in Syndication Costs ........        --           (50)
   Proceeds From Sale of Common Stock, Net .........        --           143
                                                       -------       -------
Net Cash Provided/(Used) By Financing Activities ...       (19)           80
                                                       -------       -------
Net Decrease in Cash ...............................      (558)         (255)

Cash at the Beginning of the Year ..................     1,097         2,895
                                                       -------       -------
Cash at the End of the Year ........................   $   539       $ 2,640
                                                       =======       =======

See accompanying notes to the financial statements.


                                      -F25-

NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

Eagle Wireless International, Inc., (the Company), incorporated as a Texas corporation on May 24, 1993 and commenced business in April of 1996. The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems.

Prior to April, 1996, the Company was inactive. During April, 1996, the Company commenced operations by the issuance of stock for cash, certain inventories, test equipment, other assets, and the assumption of certain liabilities to its principal shareholder. Concurrent with this transaction, the Company entered into an asset purchase agreement with a company to acquire certain other production equipment, inventories and furniture and equipment.

A)    Cash and Cash Equivalents

The Company has $498,559 and $1,088,555 invested in interest bearing accounts at November 30 and August 31, 1998, respectively.

B)    Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                              YEARS
                                             -------
            Machinery and equipment             7
            Furniture and Fixtures              7

Expenditures for maintenance and repairs are charged against income as incurred and major improvements are capitalized.

C)    Inventories

Inventories are valued at the lower of cost or market. The cost is determined by using the FIFO method. Inventories consist of the following items:


                             November 30, 1988  August 31, 1988

         Raw Materials        $     719,202     $      719,157
         Work in Process            585,278            554,124
         Finished Goods              - 0 -                 -0-
                              -------------     --------------
                              $   1,304,480     $    1,273,281
                              =============     ==============

D)    Organizational Costs

For the year ended August 31, 1998, the Company has adopted the provisions of the AICPA's Statement of Position (SOP) No. 98-5 "Reporting on the Costs of Start-Up Activities", which requires that all costs related to a companies start-up activities should now be expensed during the period incurred rather than capitalized and amortized over a period of time. Prior to the year ended August 31, 1998, organizational costs had been amortized using the straight line method over a period of sixty (60) months. Accumulated amortization was $997 for the year ended August 31, 1997. As a result of "SOP" 98-5, the remaining unamortized organization costs of $2,328 were expensed through amortization expense as of the year ended August 31, 1998.


                                      -F26-

E)    Research and Development Costs

The Company's research and development costs include obligations to perform contractual services for outside parties. These costs are expensed as contract revenues are earned. Research and development costs of $153,529 and $33,306 were expensed for the periods ended November 30, 1998 and 1997, respectively. Contract revenues earned for the periods ended November 30, 1998 and 1997 were approximately $ 225,000 and $150,000, respectively.

F)    Income Taxes

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income which relate primarily to depreciation methods.

G)    Net Earnings Per Common Share

Net earnings per common share is shown as both primary and fully diluted. Primary earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding. Fully diluted earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive common stock equivalents. The components used for the computations are shown as follows:

                                            NOVEMBER 30, 1998  NOVEMBER 30, 1997
                                            -----------------  -----------------
   Weighted Average Number of Common
       Shares Outstanding Including:

   Primary Common Stock Equivalents             11,670,155         11,542,001
   Fully Dilutive Common Stock Equivalents      11,750,530         11,549,876


H)    Warrants for Funding Activities

To date, the Company has issued the following warrants: 5,033,334 Class A; 5,033,334 Class B; 1,050,000 Class C; 1,050,000 $.05; 1,375,000 $.50; 425,000
$5.00;150,000 $1.50; 150,000 $2.00; 200,000 $3.00; 200,000 $5.00; 200,000 $7.00;
200,000 $9.00; 200,000 $11.00; and 50,000 $2.00. Certain of these warrants were issued to individuals and trusts for their assistance in the fundraising activities. The Company has assigned a value of $280,343 as compensation for these fund raising activities.

I)    Advertising and Promotion

All advertising related costs are expensed as incurred. The Company does not incur any cost for direct-response advertising. For the periods ended November 30, 1998 and 1997, the Company had expensed $67,836 and $214,956, respectively.

J)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

K)    Reclassification

The Company has reclassified certain costs and expenses for the three months ended November 30, 1997 to facilitate comparison to the three months ended November 30, 1998.

                                      -F27-

NOTE 2 -  NOTES PAYABLE:


                                             NOVEMBER 30, 1988  AUGUST 31, 1988
                                             -----------------  ---------------
    Unsecured note to  insurance
    company bearing interest at 8%,
    due $2,122 monthly until December 1998 ...    $ 2,122           $12,731

    Unsecured note to insurance
    company, non-interest bearing,
    due $2,457 quarterly until February 1999 .    $ 4,913           $  --

    Unsecured note to insurance
    company, non-interest bearing,
    due $1,074 monthly until January 1999 ....    $ 2,149              --
                                                  -------           -------

        Total ................................      9,184            12,731
        Less Current Portion of
           Long - Term Debt ..................      9,184            12,731
                                                  -------           -------
        Total Long - Term Debt ...............    $   -0-           $   -0-
                                                  =======           =======


NOTE 3 -  CAPITAL LEASE OBLIGATIONS:

                                            NOVEMBER 30, 1988   AUGUST 31, 1988
                                            -----------------   ---------------
    Equipment lease with Associates
    Capital bearing interest at 7%,
    payable in monthly installments
    of  $1,177; due September 1998 ...........    $  --             $ 2,272

    Equipment lease with IKON
    Office Solutions bearing
    interest at 18% payable in
    monthly installments of
    $105; due March, 2000 ....................    $ 1,482           $ 1,746

    Software lease with Manifest
    Group bearing interest at
    11%, payable in monthly
    installments of $751; due
    August, 2000 .............................     14,260            15,728

    Equipment lease with IKON
    Office Solutions bearing
    interest at 9%, payable
    in monthly installments of
    $445; due September, 2001 ................    $13,272           $  --
                                                  -------           -------

        Total Obligations ....................     29,014            19,746

        Less Current Portion of
           Lease Obligations .................     13,176            11,125
                                                  -------           -------
        Total Long - Term Capital
           Lease Obligations .................    $15,838           $ 8,621
                                                  =======           =======

                                      -F28-

The capitalized lease obligations are collateralized by the related equipment acquired with a net book value of approximately $ 32,925 and $ 45,000 at November 30 and August 31, 1998, respectively. The future minimum lease payments under the capital leases and the net present value of the future lease payments at November 30 and August 31, 1998 are as follows:


                                              NOVEMBER 30, 1998  AUGUST 31, 1998
                                              -----------------  ---------------
      Total minimum lease payments .............  $  32,576         $  22,319
      Less:  Amount representing interest ......      3,563             2,573
                                                  ---------         ---------
      Present value of net minimum
          lease payments .......................  $  29,014         $  19,746
                                                  =========         =========
      Future obligations under the lease terms are:

        Period Ending
        August 31,                                  AMOUNT
                                                  ---------
        1999 ...................................  $  12,017
        2000 ...................................     14,774
        2001 ...................................      5,340
        2002 ...................................        445
                                                  ---------
        Total ..................................  $  32,576
                                                  =========

NOTE 4 -  INCOME TAXES:

As discussed in note 1, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision. The Company's effective Federal Tax Rate for the years ended August 31, 1988 and 1987 was 33% and 32%, respectively. Deferred income taxes are provided for differences between financial statement and income tax reporting. Principal differences are in the manner in which depreciation is computed for financial and income tax reporting purposes.

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS AND WARRANTS:

In July, 1996, the Board of Directors and majority shareholders authorized 5,000,000 shares of Preferred Stock with a par value of $.001. As of November 30, 1988, no Preferred Stock has been issued.

In July, 1996, the Board of Directors and majority shareholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of November 30, 1988, 85,375 options have been granted under the plan.

In May of 1996, the Company received an aggregate of $375,000 in bridge financing in the form of interest-free convertible notes from unaffiliated individuals. Holders of $369,000 of these notes converted into 369,000 shares of Company common stock, and the balance of $6,000 was retired in November of 1996. In conjunction with the issuance of such indebtedness, the Company has issued such investors $.50 Warrants to purchase 375,000 shares of common stock, and $5.00 Warrants to purchase up to 375,000 shares of common stock.

The Company has issued the following warrants which have since been exercised:

            700,000 stock purchase warrants which expire July, 2000. The warrants are to purchase fully paid and non- assessable shares of the common stock, par value $.001 per share at a purchase price of $.01 per share. These warrants were exercised as of August 31, 1997.


                                      -F29-

The Company has issued and outstanding the following warrants which have not yet been exercised as of November 30, 1988:

      1,050,000 stock purchase warrants which expire May, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.05 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire May, 1999 if not exercised.

      1,375,000 stock purchase warrants which expire May, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire May, 1999 if not exercised.

      150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $1.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $4.00 per share for sixty-one consecutive trading days. These warrants will expire one year from the date of effective registration of the underlying shares of common stock. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      150,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $2.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for sixty-one consecutive trading days. These warrants will expire one year from the date of effective registration of the underlying shares of common stock. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      50,000 stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the warrants by paying holders $.05 per warrant. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $3.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $7.50 per share for sixty-one consecutive trading days. These warrants will expire two years from the date of effective registration of the underlying shares of common stock. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $10.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      425,000 stock purchases warrants which expire May, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants are subject to restrictions regarding the timing of exercise. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.


                                      -F30-

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $7.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $12.00 per share for thirty-one consecutive trading days. These warrants will expire three years from the date of effective registration of the underlying shares of common stock. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $9.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $14.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      200,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $11.00 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $16.00 per share for thirty-one consecutive trading days. These warrants will expire five years from the date of effective registration of the underlying shares of common stock. As of November 30, 1988, the underlying shares of common stock have not yet been registered for resale under the Securities Act of 1933 and thus have no set expiration date.

      5,033,334 Class A stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $4.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

      5,033,334 Class B stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $6.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant. The underlying shares of common stock and Class B Warrants were registered for resale on September 4, 1997 under the Securities Act of 1933.

      1,050,000 Class C stock purchase warrants which expire August 31, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price of $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant. The underlying shares of common stock were registered for resale on September 4, 1997 under the Securities Act of 1933.

      400,000 stock purchase warrants. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at various purchase prices. These warrants have been reserved to be issued through an employee stock option plan where the exercise price is equal to the market price at the date of issuance. These stock purchase warrants may be redeemed after six months of issuance and expire five years after the date of issuance. The underlying shares of common stock have been registered for resale under the Securities Act of 1933.


                                      -F31-

      The warrants outstanding are segregated into three categories (exercisable, non-exercisable, and non- registered). They are summarized as follows:

                Warrants Issued             Warrants Exercisable              Warrants
Class of          November 30,                  November 30,              Non         Non       Exercise
Warrants   1998                 1997          1998        1997         Exercised   Registered     Price
--------  -----                ------        ------      ------        ---------   ----------   --------
0.01    Exercised            Exercised          0.00        0.00               0            0      0.01
0.05    1,050,000            1,050,000          0.00        0.00       1,050,000    1,050,000      0.05
0.50    1,375,000            1,375,000          0.00        0.00       1,375,000    1,375,000      0.50
5.00      425,000       *      425,000       425,000     425,000               0            0      5.00
4.00    5,033,334       *    5,033,334     5,033,334   5,033,334               0            0      4.00
6.00    5,033,334       *    5,033,334     5,033,334   5,033,334               0            0      6.00
2.00    1,050,000       *    1,050,000     1,050,000   1,050,000               0            0      2.00

1.50      150,000                    0          0.00        0.00               0      150,000      1.50
2.00      150,000                    0          0.00        0.00               0      150,000      2.00
3.00      200,000                    0          0.00        0.00               0      200,000      3.00
5.00      200,000                    0          0.00        0.00               0      200,000      5.00
7.00      200,000                    0          0.00        0.00               0      200,000      7.00
9.00      200,000                    0          0.00        0.00               0      200,000      9.00
11.00     200,000                    0          0.00        0.00               0      200,000     11.00

2.00       50,000       *            0        50,000           0               0            0      2.00
ESOP      319,625       *            0       332,000           0               0            0   > $1.63
ESOP       80,375                    0        68,000           0               0            0   < $1.63
       ----------           ----------    ----------  ----------       ---------    ---------
       15,716,668           13,966,668    11,991,668  11,541,668       2,425,000    1,300,000
       ==========           ==========    ==========  ==========       =========    =========


An asterisk (*) denotes warrants which would have an anti-dilutive effect if currently used to calculate earnings per share for the three months ended November 30, 1998.

NOTE 6  - RELATED PARTY TRANSACTIONS:

In April 1996, the Company entered into a number of non-cash transactions. Inventories and property in the amounts of $200,000 and $300,000, respectively, were contributed to the Company by the Hou-Tex Trust, Bailey Trust, Futer Family Trust, and John Nagel and recorded at each individuals' respective historical cost. The Company also received inventory, accounts receivable, and furniture and fixtures in the amounts of $96,333, $88,789, $70,000, respectively, in exchange for the assumption of liabilities totaling $255,122. Additionally, the Company issued a note payable to an affiliate in the amount of $155,000 and concurrently issued 4,500,000 shares of common stock for $345,395. For the period ended August 31, 1997, 1,908,000 shares had been issued to the Vonn, Ltd. and Messrs. Clifford and Barton for cash advances of $120,000.

NOTE 7  - SEGMENT INFORMATION:

The Company had gross revenues of $930,897 and 557,898 for the three months ended November 30, 1998 and 1997, respectively. The following parties individually represent a greater than ten percent of these revenues.

                            November 30,1988           November 30, 1997
Customer                   Amount      Percentage     Amount      Percentage
--------                -----------    ----------  -----------    ----------
Company A               $        --        -- %    $   195,115        34 %
Company B               $   249,616        27 %        113,186        20 %
Company C               $   550,937        59 %         75,268        13 %

                                      -F32-

NOTE 8  - INVESTMENT IN LINK - TWO COMMUNICATIONS, INC.:

The Company and Link - Two Communications, Inc. (Link II) have executed an agreement, whereby the Company would receive up to an eight percent equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II was earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than thirty days. At November 30, 1998 and 1997, the Company had earned a 5.0% and 6.8%, respectively, minority equity interest in Link II. This is evidenced by the issuance of 240,000 shares of Link II common stock to the Company. As of August 31, 1998 and 1997, the Company has recorded it share of losses in this unconsolidated affiliate. The loss as a minority shareholder totaled $28,663 and $71,337, respectively.

Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice president, director, and chief operating officer, and A.L. Clifford, a director of the Company, are also principal stockholders of Link II. Mr. Clifford is also the chairman and chief executive officer of Link II and Dr. Cubley is a director of Link II.

NOTE 9  - RISK FACTORS:

For the three months ended November 30, 1998 and 1997, substantially all of the Company's business activities have remained within the United States. Approximately 87% of the Company's revenues and receivables have been created solely in the state of Texas, and approximately 1% have been created in the international market, and the approximate 12% remainder has been created relatively evenly over the rest of the nation during the three months ended November 30, 1998 whereas approximately 35% of the Company's revenues and receivables have been created solely in the state of Texas 2% have been created in the international market, and the approximate 63% remainder has been created relatively evenly over the rest of the nation for the three months ended November 30, 1997.

Through the normal course of business, the Company generally does not require its customers to post any collateral. However, because Link II constitutes 59% and 13% of the Company's gross revenues and 96% and 83% of the its accounts receivable for the three months ended November 30, 1998 and 1997, respectively, the two companies have reached an agreement whereby the Company has received a minority interest in Link II based upon accounts receivable.
(See Note 8)

Although the Company has concentrated its efforts in the wireless infrastructure industry during the three months ended November 30, 1998 and 1997, it is management's belief that the Company faces little credit or economic risk due to the continuous growth the market is experiencing.


NOTE 10  - SHAREHOLDERS' ADVANCES:

Certain officers and an employee advanced the Company $290,000. At November 30, 1998, the advances had been paid-in-full by the Company. At August 31, 1998, the Company owed $24,519. Shareholder advances are non-interest bearing and payable upon demand.

NOTE 11 -  FOREIGN OPERATIONS:

Although the Company is based in the United States, its product is sold on the international market. Presently, international sales total 1% and 2% at November 30, 1998 and 1997, respectively.

NOTE 12 -  COMMITMENTS AND CONTINGENT LIABILITIES:

The Company now leases its primary office space for $7,931 per month under a non-cancelable lease expiring on March 31, 1999. For the periods ending November 30, 1998 and 1997, rental expenses of $23,793 and $23,793, respectively, were incurred. Future obligations under the non-cancelable lease terms for the period ending November 30, 1999 are $31,724.


                                      -F33-

The Company has entered into an agreement with a public relations consultant whereby the consultant will develop, implement, and maintain an ongoing program to increase the investment community's awareness of the Company's activities and to stimulate the investment community's interest in the Company. As compensation for these services, the consultant will be paid $5,000 per month. Additionally, the consultant will receive options to purchase 100,000 shares of the Company's common stock for $1.00 per share. The delivery of the options to purchase the 100,000 shares of common stock is contingent upon the attainment of certain objective criteria as outlined in the July 16, 1998 agreement between the Company and the public relations consulting firm.

The Company has provided a finance company a limited manufacturer's guarantee for an amount not to exceed $910,845 for equipment and services sold to a customer of the Company. In the event of default by the customer, after a minimum period of ninety days from the date default is declared and after having exhausted all available remedies against the customer, the finance company may seek payment directly from the Company. Under this guarantee, the Company may elect to assume the lease from the finance company under the original terms and conditions or may elect to pay all amounts due in arrears under the original agreement and pay-off the lease through a one-time payment of the unamortized balance.

The Company has been named as a defendant in a lawsuit involving a vendor of the Company. Although the potential liability totals $19,940, an accrual of $10,000 had been formed during the fiscal year ended August 31, 1997. On October 19, 1998, the plaintiff agreed to a settlement of $9,970 which was remitted by the Company on December 11, 1998. Management expects the suit to be settled for the amount remitted and subsequently dismissed.

During September 1998, the Company has filed a petition with the District Court in Harris County, Texas against Micro-MRP, Inc., a California corporation that sells manufacturing and accounting software, alleging deceptive trade practices, fraud, misrepresentation, negligence, and breach of implied warranty. The Company is seeking the payment of $28,301 in expenses plus unspecified damages in connection with its October 1996 purchase of manufacturing and accounting software from Micro-MRP.

NOTE 13 -  EMPLOYEE STOCK OPTION PLAN:

In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of the Company's common stock have been reserved for issuance. Under this plan, as of November 30, 1998, 85,375 warrants have been issued to various employees. None of these outstanding warrants have been exercised to date.

NOTE 14 -  RETIREMENT PLANS:

During October 1997, the Company initiated a 401(k) plan for its employees which is funded through the contributions of its participants. This plan maintains that the Company will match up to 3% of each participant's contribution. As of November 30, 1998, total employee contributions were approximately $74,654 whereas the total amount matched by the employer was approximately $22,765.

NOTE 15 - MAJOR CUSTOMER:

As of November 30, 1998, the Company has a receivable due from Link-Two Communications (Link II) in the amount of $5,811,172. As of November 30, 1998, Link II is continuing to sell equity securities, assets, and products which are being used to retire this receivable. Link II is currently negotiating with Nikko Co., Ltd. and affiliates to fund twenty million dollars in equity and loans to complete the building out of its nationwide two-way messaging system. This receivable is secured by substantially all assets of Link II including radio frequency licenses which have been valued by outside appraisal firms to be in excess of twenty-million dollars. In August 1998, Link II commenced operations of its nationwide two-way messaging system. Based upon the aforementioned, management believes the risk involved with this receivable are minimal.


                                      -F34-

NOTE 16 - SUBSEQUENT EVENTS

Subsequent to November 30, 1998, the Company signed a letter of intent with Nikko Co., Ltd. to form an exclusive joint venture to collaborate in the development of communication messaging devices for the North, Central and South American markets.


                                     -F35-

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      D. Any indemnification under subsections (A) and (B) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

      E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the Articles of Incorporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Articles of Incorporation.

      H. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

                  SEC Registration Fee ............   $  --
                  NASD Registration Fee ...........      --
                  Printing and Engraving Expenses .     5,000
                  Legal Fees and Expenses .........    10,000
                  Accounting Fees and Expenses ....     5,000
                  Blue Sky Fees and Expenses ......      --
                  Transfer Agent Fees .............      --
                  Miscellaneous ...................     5,000
                           TOTAL ..................   $25,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      In May 1996, the company issued $375,000 of convertible indebtedness of which $369,000 was converted into 369,000 shares of common stock and, in connection with the original issuance of such indebtedness, the company issued such investors 375,000 $.50 Warrants and 375,000 $5.00 Warrants. The company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1996, the company issued an aggregate of 4,500,000 shares of common stock to certain founders (or affiliates thereof) of the company for nominal consideration. The company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1996, the company issued to certain founders $.05 Warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $.05 per share. The company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1996, the company issued to certain founders $.50 Warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $.50 per share. The company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1996, the company issued to certain founders warrants to purchase an aggregate of 700,000 shares of common stock at an exercise price of $.01 per share. In February 1997, such warrants were exercised in full. The company believes that the above captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1996, the company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $.05 per share for services rendered. The company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1996, the company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $5.00 per share for services rendered. The company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In August 1996, the company issued 1,285,000 shares of common stock, 1,285,000 Class A Warrants to purchase 1,285,000 shares of common stock at an exercise price of $4.00 per share, and 1,285,000 Class B Warrants to purchase 1,285,000 shares of common stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1996, the company issued 1,908,000 shares of common stock to two individuals and an entity for services rendered in connection with the above captioned private offering. The company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1996, the company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $.05 per share for services rendered. The company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1996, the company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $.50 per share for services rendered. The company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1996, the company issued 870,000 shares of common stock, 870,000 Class A Warrants to purchase 870,000 shares of common stock at an exercise price of $4.00 per share and 870,000 Class B Warrants to purchase 870,000 shares of common stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In December 1996, the company issued 1,110,000 shares of common stock, 1,110,000 Class A Warrants to purchase 1,110,000 shares of common stock at an exercise price of $4.00 per share and 1,110,000 Class B Warrants to purchase 1,110,000 shares of common stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In December 1996, the company issued 1,000,000 Class A Warrants to purchase 1,000,000 shares of common stock at a purchase price of $4.00 per share and 1,000,000 Class B Warrants to purchase 1,000,000 shares of common stock at a purchase price of $6.00 per share to certain insiders for services rendered. The company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      From January 1997, through April 15, 1997 the company issued 768,334 shares of common stock, 728,334 Class A Warrants to purchase 768,344 shares of common stock at an exercise price of $4.00 per share, 768,334 Class B Warrants to purchase 768,334 shares of common stock at an exercise price of $6.00 per share and 1,050,000 Class C Warrants to purchase 1,050,000 shares of common stock at an exercise price of $2.00 per share to a limited number of investors pursuant to a private offering. The company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In December 1997, the company issued 95,000 shares in connection with acquisitions for consideration of $1.50 per share. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1997, the company issued 82,445 shares of common stock to an entity for services rendered. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In November 1997 the company issued 59,960 shares of common stock to an individual in connection with the acquisition of his company's assets. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In December 1997, the company issued options to purchase 14,875 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Action as a transaction by an issuer not involving any public offering.

      In December 1997, the company issued class C warrants to purchase 50,000 shares of common stock to an individual for services rendered. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In February 1998, the company issued options to purchase 6,000 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In April 1998, the company issued options to purchase 6,500 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In July 1998, the company issued options to purchase 37,000 shares pursuant to the stock option plan. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

      In August 1998, the company issued 95,564 shares of common stock to an entity for services rendered. The company believes that the above-captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

ITEM 27.   EXHIBITS

            EXHIBIT NO.                          IDENTIFICATION OF EXHIBIT
            -----------                          -------------------------
            3.1(1)      Articles of Incorporation of the Company, as Amended

            3.1(a)(1)   Amendment to the Articles of Incorporation

            3.2(1)      By-laws

            4.1(1)      Form of Common Stock Certificate

            4.2(1)      Class A Warrant Agreement and Form of Warrant

            4.3(1)      Class B Warrant Agreement and Form of Warrant

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
            4.4(1)      Form of $.05 Warrant

            4.5(1)      Form of $.50 Warrant

            4.6(1)      Form of $5.00 Warrant

            4.7(1)      Class C Warrant Agreement and Form of Warrant

            5.1(2)      Legal Opinion of Brewer & Pritchard, P.C.

            10.1(1)     Asset Purchase Agreement

            10.2(1)     Stock Option Plan

            10.3(1)     Form of Purchase Order

            10.4(2)     Mega Holding Corporation Agreement

            23.1(2)     Consent of McManus & Co., Inc.

            23.2(3)     Consent of Brewer & Pritchard, P.C.
---------------

(1) Filed as an Exhibit (with the same corresponding Exhibit No. listed herein) to the company's Registration Statement on Form SB-2 (File No. 333-20011) and incorporated herein by reference.

(2)  Filed herewith.

(3)  Included in Exhibit 5.1

ITEM 28.   UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               iii. To include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  i.   That, for the purpose of determining liability under the
                    Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule
                    424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

               ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event

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
          that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of February, 1999.

                        Eagle Wireless International, Inc.

                        By:   /s/ H. DEAN CUBLEY
                                  H. Dean Cubley, President,
                                 Chief Executive Officer and Director


      -------------------------------------------------------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                TITLE                       DATE
---------                                -----                       ----
/s/ H.  DEAN CUBLEY        President, Chief Executive Officer  February 3, 1999
    H.  Dean Cubley          and Director

/s/ RICHARD ROYALL         Chief Financial Officer (Principal  February 3, 1999
    Richard Royall           Financial and Accounting Officer)

/s/ CHRISTOPHER W.  FUTER              Director                February 3, 1999
    Christopher W.  Futer

/s/ A.L.  CLIFFORD                     Director                February 3, 1999
    A.L.  Clifford


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